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                                                                EXHIBIT 2.1(a)





                            STOCK PURCHASE AGREEMENT

                            DATED AS OF JULY 7, 2000

                                  BY AND AMONG

                             ASTROTERRA CORPORATION,

                               THOSE SHAREHOLDERS
                                       OF
                             ASTROTERRA CORPORATION
                   SET FORTH IN EXHIBIT "A" TO THIS AGREEMENT

                                       AND

                            MRV COMMUNICATIONS, INC.


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                            STOCK PURCHASE AGREEMENT

        This is a Stock Purchase Agreement (this "AGREEMENT"), dated as of July 7, 2000, among those Shareholders of Astroterra Corporation, who are signatures to this Agreement and who are identified on Exhibit "A" hereto (each a "SELLER" and together the "SELLERS"), MRV Communications, Inc., a Delaware corporation ("BUYER") and Astroterra Corporation, a California corporation (the "COMPANY").

                                    RECITALS

        Sellers own those shares of the capital stock of the Company set forth opposite such Sellers' name in Exhibit "A" hereto, all of which shares are being sold to the Buyer hereby (the "SHARES").

        Sellers desire to sell to Buyer all of said Shares. Buyer desires to purchase the Shares from Sellers.

        Sellers, Buyer and the Company agree as follows:

                                   ARTICLE I.
                        THE SALE AND PURCHASE TRANSACTION

        1.1. SALE AND PURCHASE OF SHARES. At the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Shares, free and clear of all Encumbrances. This sale and purchase transaction is subject to the conditions set forth in Article II.

        1.2. PURCHASE PRICE. The purchase price for the Shares shall be shares of the common stock of Buyer (the "MRV Common Stock"). Each Share held by Seller shall be exchanged for 0.1507936 shares of MRV Common Stock (assuming 10,526,316 shares of common stock of the Company are outstanding on the date of this Agreement); the total number of shares of MRV Common Stock shall be rounded to the next higher whole number. The purchase price may be subject to adjustment further to the Purchase Price Adjustment referenced in Section 1.4. The parties understand and agree that other shareholders of the Company may become parties to this Agreement and agree to sell their shares of common stock of the Company to the Buyer pursuant to the terms of this Agreement. Each of such other shareholders shall be deemed a "Seller" as defined and subject to the terms of this Agreement, each share of common stock of the Company sold by them hereunder shall be deemed a "Share" as defined and subject to the terms of this Agreement and each share of the Common Stock of the Buyer issued to such other shareholders shall be deemed "MRV Common Stock" as defined and subject to the terms of this Agreement. No consent or approval by any of the Sellers or the Company shall be required to amend this Agreement to add such other shareholders as additional "Sellers;" the execution by such other shareholders of a signature page to this Agreement and acknowledgement thereof by the Buyer shall be sufficient. The maximum number of shares of MRV Common Stock issuable pursuant to this Section 1.2 shall be 1,587,302, assuming all shareholders of the Company become Sellers and all outstanding shares of the common stock of the Company are purchased by Buyer.


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        1.3. PAYMENT. Buyer shall deliver a certificate or certificates evidencing the MRV Common Stock to Sellers at the Closing. Buyer shall issue and deliver to each Seller a certificate or certificates representing that number of shares of MRV Common Stock set forth opposite such Seller's name in Exhibit A hereto.

        1.4. PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be adjusted after the Closing as follows (the "PURCHASE PRICE ADJUSTMENT"): If at the effective date of the registration statement covering the MRV Common Stock (the "Effective Date"), the Fair Market Value per share of MRV Common Stock is less than sixty-three dollars ($63.00) per share (subject to adjustment for stock splits, stock dividends and recapitalizations) then an additional number of shares of MRV Common Stock will be issued to Sellers (the "Additional Shares"). The aggregate number of Additional Shares shall be equal to the quotient of sixty-three (63.00) divided by the Fair Market Value per share of MRV Common Stock as determined on the Effective Date, multiplied by the MRV Common Stock minus the MRV Common Stock. However, under no circumstances shall the number of Additional Shares exceed 30.15873% of the total number of Shares purchased by the Buyer hereby rounded to the next highest whole number; thus, if all outstanding shares of the common stock of the Company are purchased by Buyer, the maximum number of Additional Shares issuable pursuant to this Section 1.4 shall be 3,174,604. Each Seller shall be issued that number of Additional Shares equal to the quotient of the number of shares of MRV Common Stock issued to such Seller divided by the aggregate number of shares of MRV Common Stock issued to all Sellers multiplied by the Additional Shares, rounded to the next highest whole number of shares. If for whatever reason the total number of Additional Shares issuable as calculated in accordance with the prior sentence exceeds the maximum number of Additional Shares issuable pursuant to this Section 1.4, then the total number of Additional Shares issuable pursuant to the preceding sentence shall be proportionately reduced. For purposes of this Section, the Fair Market Value per share of MRV Common Stock shall equal the average of the closing sales price of the Company's Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days immediately preceding the Effective Date.

        1.5. OPTION ISSUANCE. At least five (5) days prior to the Closing Date, the Company shall deliver to the Buyer a list (the "Option List") of employees entitled to be issued stock options to the Buyer. On the Closing Date, the Buyer shall issue to those employees set forth on the Option List (as defined below) who remain as employees of the Company as of the Closing Date, stock options to purchase shares of the common stock of the Buyer. Such stock options will be issued pursuant to Buyer's existing employee stock option plan and will be subject to the terms of the plan, subject to the vesting provisions set forth herein. The aggregate number of stock options to be issued shall be equal to the quotient determined by dividing 50,000,000 by the sum of the Fair Market Value per share of MRV Common Stock minus the per share option exercise price of the stock options so granted. The Fair Market Value per share of MRV Common Stock shall equal the average of the closing sales price of the Company's Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days immediately preceding the Closing Date. Each of the options set forth on the Option List shall vest over a four year period commencing on the Closing Date, 25% of such options vesting twelve (12) months after the Closing Date and 2.08333% of such options vesting at the end of each month commencing at the end of the thirteenth month after the Closing Date.


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                                   ARTICLE II.
                   CLOSING; CONDITIONS TO CLOSING; TERMINATION

        2.1. CLOSING. The parties shall consummate the purchase and sale of the Shares (the "CLOSING") at 10:00 A.M., local time, on the later of (such later date, the "CLOSING DATE"): (i) July 24, 2000, and (ii) the date which is five
(5) business days after satisfaction of the conditions set forth in Sections 2.2 and 2.3 below. The Closing shall occur at the offices of Kirkpatrick & Lockhart, 9100 Wilshire Blvd, Suite 8E, Beverly Hills, CA 90212. The Closing may occur at such other date, time and place as Buyer and Seller may agree. The rights and obligations of the parties if there is no Closing are set forth in Section 2.5.

        2.2. CONDITIONS PRECEDENT TO OBLIGATION OF BUYER. The obligation of Buyer to proceed with the Closing is subject to the fulfillment prior to or at Closing of the conditions set forth in this Section. Any one or more of these conditions may be waived in whole, or in part, by Buyer at Buyer's sole option.

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers and the Company contained in Articles IV and V shall be accurate and complete, individually and collectively, in all material respects (i) as of the date of this Agreement and (ii) as of the Closing Date as if made on the Closing Date. "Materiality" qualifiers contained in Articles IV and V shall be disregarded in determining if those representations and warranties are, collectively, accurate and complete in all material respects. The Company and Sellers shall have delivered to Buyer within seven (7) days of the date of this Agreement all Exception Schedules to Articles IV and V and those Financial Statements referenced in Section 4.6(b) and Buyer shall be satisfied as to the content of such Exception Schedules and Financial Statements.

        (b) AGREEMENTS. Each of the Sellers and the Company shall have performed all of the agreements and complied with all of the provisions required by this Agreement to be performed or complied with by such party at or before the Closing Date.

        (c) LITIGATION. No Legal Requirement shall be in effect that prohibits or threatens to prohibit the Contemplated Transactions or that would limit or adversely affect Buyer's ownership of the Shares or control of the Company, the Subsidiaries or the Business. No Legal Proceeding shall be pending or threatened challenging the lawfulness of the Contemplated Transactions, seeking to prevent or delay any of the Contemplated Transactions or seeking relief by reason of the Contemplated Transactions. None of the Sellers, the Company, any Subsidiary or Buyer shall have received any claim by any Person (written or oral) asserting that any Person other than Sellers (i) is the holder or beneficial owner of, or has the right to acquire or obtain beneficial ownership of, the Shares or any equity interest or right in the Company or the Subsidiaries, (ii) has any Encumbrance on or Security Rights in the Shares, or (iii) is entitled to all or any portion of the Purchase Price.

        (d) NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage, in the Business or any of the assets, results of operations, Liabilities, prospects or condition, financial or otherwise, of the Company or the Subsidiaries.

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        (e) CLOSING CERTIFICATE. The Company and the Significant Sellers (as
that term is defined herein) shall have delivered a certificate, dated as of the Closing Date, in a form satisfactory to Buyer certifying to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c) and (d) of this Section
2.2. The contents of that certificate shall constitute a representation and warranty of the Significant Sellers and the Company as of the Closing Date and shall be deemed relied upon by Buyer and fully incorporated in this Agreement.

        (f) REQUIRED AUTHORIZATIONS. The Company and each party to this Agreement shall have received all Required Authorizations under any applicable Legal Requirement necessary to consummate the Contemplated Transactions. Without limiting the foregoing, the waiting period under the HSR Act with respect to the Contemplated Transactions shall have expired or earlier terminated. The Company shall also have received all Required Authorizations identified on Schedule 4.3.

        (g) DUE DILIGENCE. Buyer shall have completed to its satisfaction its business and legal due diligence investigation of the Company, its property and Business. Without limiting the foregoing, Buyer shall have the opportunity to confirm that there are no Regulated Materials present at any Facility in violation of any Environmental Law or that may require Remedial Action.

        (h) CLOSING DOCUMENTS. Buyer shall also have received the other documents referred to in Section 2.4(a). All certificates, opinions and other documents delivered by Sellers or the Company to Buyer under this Agreement shall be satisfactory to Buyer in form and substance.

        (i) EMPLOYEES. All key employees of Company identified by Buyer prior to the Closing Date shall continue to be employees of the Company as of the Closing Date.

        (j) OPTIONS AND WARRANTS. Prior to the Closing Date, the Board of Directors of the Company shall adopt appropriate resolutions and take all other actions necessary to provide that each outstanding option, warrant and convertible security of the Company, whether or not then vested or exercisable, shall, at or immediately prior to the Closing Date, be cancelled. The Company shall have made available to the Buyer for inspection the Option List prior to the Closing Date and Buyer shall have approved the Option issuances on said Option List.

        2.3. CONDITIONS PRECEDENT TO OBLIGATION OF SELLERS. The obligation of Sellers to proceed with the Closing is subject to the fulfillment prior to or at Closing of the conditions set forth in this Section. Any one or more of these conditions may be waived, in whole or in part, by a majority in interest of the Sellers.

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in Article VI shall be accurate and complete, individually and collectively, in all material respects (i) as of the date of this Agreement and (ii) as of the Closing Date as if made on the Closing Date. "Materiality" qualifiers contained in Article VI shall be disregarded in determining if those representations and warranties are, collectively, accurate and complete in all material respects.

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        (b) AGREEMENTS. Buyer shall have performed all of the agreements and complied with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing Date.

        (c) LITIGATION. No Legal Requirement shall be in effect that prohibits or threatens to prohibit the Contemplated Transactions. No Legal Proceeding shall be pending or threatened challenging the lawfulness of the Contemplated Transactions, seeking to prevent or delay any of the Contemplated Transactions or seeking relief by reason of the Contemplated Transactions.

        (d) CLOSING CERTIFICATE. Buyer shall have delivered a certificate, dated as of the Closing Date, in form and substance satisfactory to Seller certifying to the fulfillment of the conditions set forth in subsections (a), (b) and (c) of this Section 2.3. The contents of that certificate shall constitute a representation and warranty of Buyer as of the Closing Date and shall be deemed fully incorporated in this Agreement.

        (e) REQUIRED AUTHORIZATIONS. The Company and each party to this Agreement shall have received all Required Authorizations under any applicable Legal Requirement necessary to consummate the Contemplated Transactions. Without limiting the foregoing, the waiting period under the HSR Act with respect to the Contemplated Transactions shall have expired or earlier terminated and the MRV Common Stock shall have been approved for listing upon notice of issuance by the Nasdaq National Market. The Company will use its best efforts to cause any Additional Shares to be similarly approved.

        (f) CLOSING DOCUMENTS. Sellers shall also have received the documents referred to in Section 2.4(b). All certificates, opinions and other documents delivered by Buyer to Seller under this Agreement shall be satisfactory to Seller in form and substance.

        (g) OPTIONS. The Buyer shall have issued the Options set forth on the Option List as of the Closing Date.

        2.4. DELIVERIES AND PROCEEDINGS AT CLOSING.

        (a) DELIVERIES BY SELLERS. Sellers shall deliver to Buyer at the
Closing:

            (i) Certificates representing the Shares, free of all Encumbrances, duly endorsed in negotiable form or accompanied by stock powers duly executed in blank and with all transfer taxes, if any, paid in full.

            (ii) Certificates of the appropriate public officials dated not more than ten (10) days prior to the Closing Date to the effect that the Company and each Subsidiary is a validly existing corporation in good standing in its state of incorporation.

            (iii) Incumbency and specimen signature certificates dated the Closing Date, signed by the officers of the Company and certified by its Secretary.

            (iv) Correct and complete copies of (A) the Governing Documents (other than the bylaws) of the Company and each Subsidiary as of a date not more than ten (10) days prior to the Closing Date, certified by the Secretaries of State of their respective states of incorporation, and

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(B) the bylaws of the Company and each Subsidiary as of the Closing Date, certified by their respective Secretaries.

            (v) Certificates of the Secretary of the Company (A) setting forth all resolutions of the Boards of Directors of the Company, authorizing the execution and delivery of this Agreement and the performance by Sellers and the Company of the Contemplated Transactions, and (B) stating that the Governing Documents of the Company, delivered under Section 2.4(a)(iv) were in effect on the date of adoption of those resolutions, the date of execution of this Agreement and the Closing Date.

            (vi) General releases by all officers and directors of the Company and by each Subsidiary and by Significant Sellers of all Liability of the Company or any Subsidiary to them and of any claim that they, or any of them, may have against the Company or any Subsidiary.

            (vii) The minute books, stock certificate book and transfer ledgers and corporate seal of the Company and the Subsidiaries.

            (viii) The opinion of Donald J. Schiffer, Esq., legal counsel to Sellers and the Company, in form satisfactory to Buyer.

            (ix) Resignations of the directors of the Company and of each Subsidiary and resignations of all authorized signatories to all of the bank and other depository and investment accounts of the Company and each Subsidiary, effective as of the Closing Date.

            (x) The Option List.

            (xi) Such other agreements and documents as Buyer may reasonably request.

        (b) DELIVERIES BY BUYER. Buyer shall deliver or cause to be delivered to Sellers at the Closing:

            (i) Buyer shall issue and deliver to each Seller a certificate or certificates representing that number of shares of MRV Common Stock set forth opposite such Seller's name in Exhibit A hereto.

            (ii) Stock option agreements in the name of each employee set forth on the Option List who remains as an employee of the Company as of the Closing Date and representing options to purchase that number of shares of the Common Stock of Buyer set forth opposite such employee's name on said Option List.

            (iii) A certificate of the appropriate public official dated not more than 10 days prior to the Closing Date to the effect that Buyer is a validly existing corporation in its state of incorporation.

            (iv) Incumbency and specimen signature certificates signed by the officers of Buyer and certified by the Secretary of Buyer.

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            (v) Correct and complete copies of (A) the Governing Documents
(other than the bylaws) of Buyer as of a date not more than 10 days prior to the Closing Date, certified by the Secretary of State of the state of Buyer's incorporation and (B) the bylaws of Buyer as of the Closing Date, certified by the Secretary of Buyer.

            (vi) A certificate of the Secretary of Buyer (A) setting forth all resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance by Buyer of the Contemplated Transactions, certified by the Secretary of Buyer, and (B) stating that the Governing Documents of Buyer delivered under Section 2.4(b)(iv) were in effect on the date of adoption of those resolutions, the date of execution of this Agreement and the Closing Date.

            (vii) The opinion of Kirkpatrick & Lockhart LLP, Buyer's legal counsel, in form reasonably satisfactory to Sellers.

        2.5. TERMINATION PRIOR TO CLOSING.

        (a) EVENTS OF TERMINATION. This Agreement may be terminated in writing at any time prior to the Closing by: (i) the mutual consent of Buyer, a majority in interest of the Sellers and the Company; (ii) Buyer, if any of the conditions specified in Section 2.2 shall not have been fulfilled (or if satisfaction becomes impossible) on or before September 30, 2000 and shall not have been waived by Buyer; (iii) by a majority in interest of the Sellers, if any of the conditions specified in Section 2.3 shall not have been fulfilled (or if satisfaction becomes impossible) on or before September 30, 2000 and shall not have been waived by a majority in interest of the Sellers; (iv) by Buyer, if a material breach of any provision of this Agreement has been committed by Sellers or the Company including but not limited to the failure by Sellers or the Company to deliver the Disclosure Schedules and Financial Statements as described and in the time provided for under Section 2.2(a) and such breach has not been cured or waived by Buyer; and (v) by a majority in interest of the Sellers, if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been cured or waived by a majority in interest of the Sellers.

        (b) CONSEQUENCES OF TERMINATION. If this Agreement is terminated by mutual consent of the parties, no party shall have any obligation to any other party as a result of that termination. If any party terminates this Agreement for any reason other than as described in Section 2.5(a), Buyer, on the one hand, and a majority in interest of the Sellers and the Company, on the other hand, shall be liable to the other for any material breach of this Agreement by such party which breach led to such termination. Each party shall also be entitled to any other remedy to which it may be entitled at law or in equity, including injunctive relief and specific performance, in the event of a termination of this Agreement. If the Closing does not occur on or before September 30, 2000, and neither party's material breach of this Agreement was the cause of the failure to Close by that date, then no party shall have any liability to any other party under this Agreement, and this Agreement shall terminate. All rights and obligations of the parties set forth in Sections 3.3, 3.4, 6.2, 6.3 and 8.1 shall survive termination of this Agreement.

        2.6. FULFILLMENT OF CONDITIONS AND AGREEMENTS PRIOR TO CLOSING; REQUIRED AUTHORIZATIONS. Each party shall use commercially reasonable efforts to satisfy all of those

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conditions to the obligations of the other under this Article II that are not beyond its reasonable control on or prior to December 31, 2000. Each party shall cooperate with the others and use commercially reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable, including making or obtaining any and all Required Authorizations, to consummate and make effective the Contemplated Transactions. Promptly after the date hereof, Buyer and the Seller shall file the required notifications with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("Department") pursuant to and in compliance with the HSR Act. The parties hereto shall not intentionally or negligently delay submission of information request by FTC and Department under the HSR Act and shall use their respective best efforts promptly to supply, or cause to be supplied, such information and shall request early termination of the applicable waiting period. Notwithstanding the foregoing, Buyer shall not be required to take any action to comply with any Legal Requirement or agree to the imposition of any Order that would (i) prohibit or restrict the ownership or operation by Buyer of any portion of the Business or assets of the Company or its Subsidiaries, (ii) compel Buyer, the Company or any of the Subsidiaries to dispose of or hold separate any portion of its assets or the Business, or (iii) impose any limitation on the ability of the Company or the Subsidiaries to own or operate the Business. Except as provided in Section 2.5(c), any breach or inaccuracy of any representation and warranty, or breach or nonperformance of any covenant or agreement, made by any party in this Agreement shall be deemed not beyond such party's commercially reasonable efforts.

                                  ARTICLE III.
                                CERTAIN COVENANTS

        3.1. CONDUCT OF BUSINESS PENDING THE CLOSING. Between the date of this Agreement and the Closing Date, unless Buyer otherwise consents in writing, the Company and each Subsidiary shall, and Seller shall cause the Company and each Subsidiary to, conduct the affairs of the Company and the Subsidiaries as follows:

        (a) ORDINARY COURSE; COMPLIANCE. The Business shall be conducted only in the ordinary course and consistent with past practice. The Company and each Subsidiary shall maintain their property, equipment and other assets consistent with past practice and shall comply in a timely fashion with the provisions of all Contracts, Governmental Approvals and Legal Requirements. The Company and each Subsidiary shall use commercially reasonable efforts to keep their business organizations intact, keep available the services of their present employees and preserve the goodwill of their suppliers, customers and others having business relations with them. The Company and the Subsidiaries shall maintain in full force and effect the policies of insurance disclosed on Schedule 4.20, subject only to variations required by the ordinary operations of the Business. In the alternative, the Company and the Subsidiaries shall obtain prior to the lapse of any such policy substantially similar coverage with insurers of recognized standing.

        (b) TRANSACTIONS. Neither the Company nor any Subsidiary shall: (i) amend its Governing Documents; (ii) change its authorized or issued capital stock or issue any securities or Security Rights with respect to its capital stock; (iii) enter into any Contract the performance of which may extend beyond the Closing, except in the ordinary course of business consistent with past practice; (iv) enter into any employment or consulting Contract that is not terminable at will

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and without penalty or continuing obligation; (v) fail to pay any Tax or any other Liability or charge when due, other than charges contested in good faith by appropriate proceedings and brought to the attention of Buyer; (vi) make, change or revoke any Tax election or make any agreement or settlement with any Taxing authority; (vii) take any action or omit to take any action that will cause a breach or termination of any Contract or Governmental Approval, other than termination by fulfillment of its terms in the ordinary course of business; or (viii) take any action that is likely to result in the occurrence of any event described in Section 4.8 or cause the breach or inaccuracy of any other representation and warranty in Articles IV and V as of the date of this Agreement or on the Closing Date.

        (c) ACCESS, INFORMATION AND DOCUMENTS. Seller and the Company shall give to Buyer and to Buyer's employees and representatives (including accountants, actuaries, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties, books, Tax Returns, Contracts, commitments, records, officers, other personnel and accountants (including independent public accountants and their audit workpapers concerning the Company and the Subsidiaries) of the Company and the Subsidiaries. Seller and the Company shall furnish to Buyer all such documents and copies of documents and all information with respect to the properties, Liabilities and affairs of the Company and the Subsidiaries as Buyer may reasonably request.

        3.2. CERTAIN TAX MATTERS.

        (a) CARRYBACKS. If the Company is or the Subsidiaries are required to carry back any item of loss, deduction or credit that arises in any taxable period ending after the Closing Date to a Tax Return of Seller for any taxable period ending on or before the Closing Date, then Buyer or the Company and the Subsidiaries, as the case may be, shall be entitled to an amount equal to the refund or credit of Taxes realized as a result of that carry back. Payment of that amount shall be made promptly after it is determined.

        (b) MUTUAL COOPERATION. Buyer and Sellers shall each assist the other, and Buyer shall cause the Company to assist Sellers, as may reasonably be requested by any of them, with the preparation of any Tax Return, any Tax audit, or any judicial or administrative proceedings relating to any Tax. In addition, each party shall retain and provide the other with any records or information that may be relevant to such Tax Return, Tax audit, proceeding or determination. The party requesting assistance under this Section shall reimburse the party providing assistance for direct expenses incurred in providing such assistance.

        3.3. PUBLICITY. None of the Sellers or the Company shall issue any press release or otherwise make any announcements to the public or the employees of the Company or any Subsidiary regarding this Agreement or the Contemplated Transactions without the prior written consent of Buyer, except as required by any applicable Legal Requirements. Unless required by applicable Legal Requirements, each of the Sellers shall, and shall cause the Company and the Subsidiaries to, keep this Agreement, its contents strictly confidential. Each of the Sellers and the Company, on the one hand, and the Buyer, on the other hand, shall consult concerning the means by which the employees, customers, and suppliers and others having dealings with the Company and the Subsidiaries shall be informed of the Contemplated Transactions, and Buyer

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shall have the right to be present for and to speak at information meetings with the employees of the Company and the Subsidiaries.

        3.4. CONFIDENTIALITY. From and after the date hereof, each party shall maintain in confidence, and each party shall cause its agents, representatives and Affiliates to maintain in confidence, and no party shall use to the detriment or competitive disadvantage of another party or Affiliate, any information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions. The foregoing covenants shall not apply (i) with respect to information that is already known to a party or to others not bound by a duty of confidentiality or such information that becomes publicly available through no fault of such party, (ii) to the extent necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions. If the Contemplated Transactions are not consummated, each party shall return or destroy as much of confidential information received from the other as the other party may reasonably request. Each of the Sellers, for itself and its Affiliates, waives any cause of action, right or claim arising out of the access of Buyer and its representatives to any trade secrets or other confidential information of the Company and the Subsidiaries except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

        3.5. NOTIFICATION; RELATED PARTY DEBTS. Between the date of this Agreement and the Closing Date, each of the Sellers and the Company shall promptly notify Buyer in writing if any of the Sellers or the Company becomes aware of any fact or condition that causes or constitutes, or would cause or constitute, a breach of any of representations and warranties contained in
Article IV and V . Each of the Sellers shall cause all Liabilities owed by it or any Related Party to the Company or the Subsidiaries to be paid in full to the Company and the Subsidiaries prior to the Closing.

        3.6. EXCLUSIVITY. Until Closing or such time as this Agreement is terminated, none of the Sellers or the Company or its Subsidiaries and their representatives shall, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any transaction involving the sale of the Business or the Company and the Subsidiaries, or any of the capital stock of the Company or the Subsidiaries, or any merger, consolidation, business combination, or similar transaction involving the Company or the Subsidiaries.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                     OF SIGNIFICANT SELLERS AND THE COMPANY

        It is acknowledged and agreed that each of Eric Korevaar, C.S. Liu and Shiow-Hwa Lin shall be known as a "SIGNIFICANT SELLER". Each Significant Seller and the Company jointly and severally represents and warrants to Buyer as follows:

        4.1. ORGANIZATION; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has the corporate power and authority to operate, own and lease its properties and carry on its business as now conducted. The Company has the absolute and unrestricted power, authority and capacity to enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations under this Agreement and such Other Agreements. The Company is duly qualified and in good standing as a foreign corporation and is duly authorized to transact business in each jurisdiction where the properties owned or leased by it or the nature of the activities conducted by it make such qualification and good standing necessary. Copies of the Governing Documents of the Company and the Subsidiaries, which have been delivered to Buyer, are complete and correct.

        4.2. AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which each Significant Seller or the Company is a party have been duly executed and delivered by such party and constitute the legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms. Each Other Agreement to which either each Significant Seller or the Company is to become a party, when executed and delivered by such party, shall constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of such Other Agreement. Each Significant Seller and the Company has duly and validly authorized this Agreement and the Other Agreements to which it is or is to become a party and all of the Contemplated Transactions to be taken by it.

        4.3. NO VIOLATION OF LAWS OR AGREEMENTS; REQUIRED AUTHORIZATIONS. The execution and delivery of this Agreement and the Other Agreements and the consummation and compliance with the Contemplated Transactions by each Significant Seller and the Company shall not, except as otherwise disclosed in
Schedule 4.3, directly or indirectly (with or without notice or the lapse of time or both):

            (i) contravene, conflict with, or result in a violation of any provision of the Governing Documents of the Company or any Subsidiary or the resolutions adopted by the Board or Directors or stockholders of the Company;

            (ii) contravene, conflict with, result in a breach of, constitute a default or an event of default under, give any person the right to consent, approve or terminate (including the right to consent, approve or terminate upon a change of control or deemed assignment), or give to any Person the right to cause any of the foregoing with respect to, any asset or Liability of any Significant Seller, the Company or any Subsidiary, including any Contract, Governmental Approval or Intellectual Property right;

            (iii) accelerate, alter, cause the maturation of or create any of any Liability of any Significant Seller, the Company or any Subsidiary or give to any other Person the right to cause any of the foregoing, or give any Person any rights or remedies against any Significant Seller, the Company or any Subsidiary;

            (iv) alter, diminish or result in the termination, revocation, suspension, cancellation, withdrawal or loss of any asset of any Significant Seller, the Company or any Subsidiary, or create any rights or assets in any other Person that may be adverse to the Company or any Subsidiary;

            (v) violate, or give any Person the right to obtain any relief or exercise any remedy under, any Legal Requirement to which Significant Seller, the Company or any Subsidiary is subject, or by which any of their respective assets may be bound or affected, or give any Person the right to challenge any of the Contemplated Transactions;

            (vi) cause Buyer, the Company or any Subsidiary to become subject to or liable for any Tax or cause any asset of the Company or any Subsidiary to be reassessed or re-valued by any taxing authority or other Governmental Body; or

            (vii) result in the creation or imposition of any Encumbrance or Security Right upon the Shares, equity or asset of any Significant Seller, the Company or any Subsidiary, trigger any rights or Liabilities under any Security Rights in the Shares or other equity in the Company or any Subsidiary, or give to any other Person any interest or right in any Shares, equity or asset of any Significant Seller, the Company or any Subsidiary.

Except as disclosed on Schedule 4.3, no Significant Seller, the Company nor any Subsidiary is required to make, give or obtain any Required Authorizations in connection with the execution, delivery or performance by any Significant Seller or the Company of this Agreement or any Other Agreement or the consummation by any Significant Seller or the Company of the Contemplated Transactions.

        4.4. SHARES; CAPITALIZATION. The authorized capital stock of the Company consists solely of 20,000,000 shares of common stock, no par value per share, of which 10,526,316 shares are issued and outstanding. All of the Shares are owned of record, legally, beneficially and exclusively by Sellers. Sellers hold the exclusive right and power to vote the Shares. The Shares are free and clear of any and all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. Upon delivery of the Shares under this Agreement, Buyer will acquire good and valid legal and exclusive title to the Shares, free and clear of any Encumbrances. No Security Rights relating to any of the Shares or other equity interests of the Company exist or are reserved or will be created by reason of the Contemplated Transactions. No Person has an obligation to create or issue any Security Rights with respect to the Shares or other equity of the Company. The Shares are validly issued, fully paid and nonassessable. The Shares were issued in compliance with all applicable Legal Requirements, including federal and state securities laws, and all applicable Security Rights and Contracts.

        4.5. SUBSIDIARIES AND INVESTMENTS. Except as disclosed in Schedule 4.5, the Company does not own, nor has it ever owned, any equity interest in any corporation, partnership, limited liability company, joint venture or other entity. Schedule 4.5 discloses the name, jurisdiction of incorporation and number of authorized and outstanding equity interests of each Subsidiary.
Schedule 4.5 also discloses the holders of all equity interests of each Subsidiary and the number and percentage of outstanding equity interests of each Subsidiary owned of record and, if different, beneficially by the Company, any Seller and any other Person. All of the outstanding equity interests of each Subsidiary are validly issued, fully paid and nonassessable and were issued in compliance with all applicable Legal Requirements, including federal and state securities laws, and all applicable Security Rights and Contracts. No Security Rights relating to any shares or other equity interests of any Subsidiary exist or are reserved or will be created by reason of the Contemplated Transactions. No Person has any obligation to create or issue any Security Rights with respect to any equity of any Subsidiary. The Company and the Subsidiaries have record, legal, beneficial and exclusive title to the equity interests disclosed on Schedule 4.5 as being owned by them, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Subsidiary. The Company or its Subsidiaries have all rights and powers to vote the equity interests of the Subsidiaries disclosed on Schedule 4.5 as being owned by each of them. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Subsidiary has the corporate power and authority to own or lease its properties and to carry on the Business as now conducted. Neither the Company nor any Subsidiary is a party to any Contract to acquire any equity or other securities of any other Person or ownership interest in any other business.

        4.6. RECORDS; FINANCIAL INFORMATION.

        (a) RECORDS. The books of account and related records of the Company reflect accurately and in detail its assets, Liabilities, revenues, expenses and other transactions. The books of account of the Company have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (whether or not the Company is subject to that Section), including the maintenance of adequate internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors of the Company, and committees of the Board of Directors of the Company. No meeting of stockholders, the Board of Directors of the Company, and committees of the Board of Directors of the Company has been held for which minutes have not been prepared and are not contained in the minute books of the Company. All minute books of the Company have been made available to Buyer and, at Closing, will be in the possession of the Company.

        (b) FINANCIAL STATEMENTS. Attached as Exhibit B are the audited consolidated and consolidating balance sheets, income statements and statements of cash flows for the Company at December 31, 1999, and for the year then ended, together with the report thereon of Carter, Polito & Muscio, and the unaudited interim consolidated and consolidating balance sheets, income statements and statements of cash flows for the Company at December 31, 1998, as reviewed by Carter, Polito & Muscio, March 31, 2000, and for the periods then ended (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (i) are accurate, correct and complete in accordance with the books of account and records of the Company, (ii) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, except that the interim financial statements contain no footnotes (that, if presented, would not materially differ from those included in the Balance Sheet, as that term is defined below) or year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse), and (iii) present fairly the consolidated financial condition, assets and Liabilities and results of operation of the Company at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied. The Closing Balance Sheet, when delivered, shall (A) be accurate, correct and complete in accordance with the books of account and records of the Company and (B) fairly present the consolidated financial condition, assets and Liabilities of the Company as of the Closing Date in accordance with GAAP on a basis consistently applied. No financial statements of any Person other than the Company are required under GAAP to be included in the Financial Statements. All references in this Agreement to "BALANCE SHEET DATE" mean March 31, 2000, and to the "BALANCE SHEET" mean the Company's balance sheet dated March 31, 2000, attached as Exhibit B.

        4.7. UNDISCLOSED LIABILITIES. The Company has no Liabilities except: (i) those reflected or reserved against on the Balance Sheet in the amounts identified on the Balance Sheet and those disclosed in the footnotes to the Financial Statements; (ii) those not required under GAAP to be reflected or reserved against in the Balance Sheet that are expressly quantified and set forth in the Contracts and Governmental Approvals (other than for breach or non-performance); (iii) those disclosed on Schedule 4.7; and (iv) those of the same nature as those set forth on the Balance Sheet that have arisen in the ordinary course of business of the Company after the Balance Sheet Date, none of which is materially different in amount than recent past experience ("POST-BALANCE SHEET LIABILITIES"). All Post-Balance Sheet Liabilities are consistent in amount and character with past practice and experience. No Post-Balance Sheet Liability has had or will have an adverse effect on the Business, financial condition or prospects of the Company. No Post-Balance Sheet Liability is a result of a breach of contract or warranty, a tort or infringement, or violation of any property rights or Legal Requirements.

        4.8. NO CHANGES. Since the Balance Sheet Date, the Company has conducted the Business only in the ordinary course, consistent with past practice. During the past 12 months, except as expressly disclosed on the Schedules attached to this Agreement, there has been no:

            (i) adverse change in the financial condition, assets, Liabilities, net worth, earning power, Business or prospects of the Company or circumstances that may result in any such change;

            (ii) damage or destruction to any asset of the Company, whether or not covered by insurance (other than inventory and supply damage offset by freight claims against common carriers);

            (iii) strike or other labor trouble at the Company;

            (iv) declaration or payment of any dividend, other distribution, redemption or purchase on or with respect to any shares of capital stock of the Company, or creation or cancellation of any Security Rights with respect to the Company's capital stock;

            (v) Material increase in the salary, wage or bonus of any employee of the Company, or payment of any bonuses to any employee of the Company;

            (vi) asset acquisition or expenditure, including capital expenditure, in excess of $50,000 in the aggregate, other than the purchase of inventory in the ordinary course of business;

            (vii) change in any Governing Document of the Company or in any Company Plan;

            (viii) change in any method of accounting;

            (ix) payment to or transaction with any Related Party, which payment or transaction is not specifically disclosed on Schedule 4.18;

            (x) disposition of any asset (other than inventory in the ordinary course of business) for more than $50,000 in the aggregate or for less than fair market value;

            (xi) payment, prepayment or discharge of any Liability other than in the ordinary course of business, or any failure to pay any Liability when due;

            (xii) write-offs or write-downs of any assets of the Company in excess of $50,000 in the aggregate;

            (xiii) termination or amendment of, or waiver of any right under, any Contract; or

            (xiv) agreement or commitment to do any of the foregoing.

        4.9. TAXES.

        (a) TAX RETURNS; PAYMENT. Except as disclosed on Schedule 4.9, the Company has filed on a timely basis all Tax Returns that are or were required to be filed by it under applicable Legal Requirements. All such Tax Returns were correct and complete in accordance with applicable Legal Requirements. The Company has delivered to Buyer copies of, and Schedule 4.9 contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since December 31, 1999. The Company has paid all Taxes that have been required to be paid under applicable Legal Requirements, including those shown due on the Tax Returns filed by it or under any assessment received as an adjustment to such Tax Returns. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by a Taxing authority of a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation in that jurisdiction. Without limiting the foregoing, the Company has no Liability for any Tax except
(i) Taxes disclosed on Schedule 4.9, (ii) Taxes fully reserved on the Balance Sheet, and (iii) Taxes accrued after the Balance Sheet Date that will be fully reserved on the Closing Balance Sheet. Schedule 4.9 identifies the GAAP method of reporting taxes on the Balance Sheet.

        (b) WITHHOLDING. The Company has withheld and paid all Taxes required under applicable Legal Requirements to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

        (c) ASSESSMENTS; AUDITS. There is no pending, or, to the knowledge of each Significant Seller and the Company, threatened or anticipated, assessment of any additional Tax against any member of the Selling Group for any taxable period during which the Company or any predecessor company was a member of the Selling Group. No member of the Selling Group has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency for any taxable period during which the Company was a member of the Selling Group. No Tax audit or examination is now pending or currently in progress with respect to the Company. Schedule 4.9 contains a complete and accurate list of all audits of all of the Company's Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 4.9, are being contested in good faith by appropriate proceedings. Schedule 4.9 describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since December 31, 1996, and the resulting deficiencies proposed by the IRS.

        (d) OTHER MATTERS. Except as disclosed on Schedule 4.9, the Company is not a party to any income Tax allocation or sharing agreement. The Company has not filed a consent under IRC Section 341(f) concerning collapsible corporations. The Company has not made any payment, nor is it obligated to make any payment, nor is it a party to any agreement that under any circumstances could obligate it to make any payment, that will not be deductible under IRC Sections 280G or 162(m). The Company has not been a member of an affiliated group during any part of any consolidated return year in which any other corporation was also a member of such group. The Company is not and has not been during the applicable period specified in IRC Section 897(c)(1)(A)(ii) a United States real property holding corporation as defined in IRC Section 897(c)(2). No member of the Selling Group has any losses subject to the limitations of IRC
Section 382. The Company has not, nor within the five-year period preceding the Closing Date has the Company been, an "S" corporation. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), the Company or target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) have not sold or will not sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Schedule 4.9 lists all such target affiliates.

        4.10. INVENTORY. All of the inventory owned by the Company is valued on the books and records of the Company and in the Financial Statements at lower of cost or market. All inventory is accounted for using the FIFO basis of accounting in accordance with GAAP. All of the finished goods inventory of the Company is in good, merchantable and in usable condition and is salable in the ordinary course of business within a reasonable time and at normal profit margins (except as reserved in the Financial Statements). All of the raw materials and work-in-process inventory of the Company can reasonably be expected to be consumed in the ordinary course of business within a reasonable period of time. Except as reserved in the Financial Statements, none of the Company's inventory is obsolete, slow-moving, has been consigned to others or is on consignment from others. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company. All of the Company's inventory is located at the locations identified on Schedule 4.10.

        4.11. RECEIVABLES. Schedule 4.11 identifies each trade or other account receivable of the Company ("RECEIVABLE") outstanding as of March 31, 2000 on an aged basis by account debtor. All Receivables, whether reflected on the Balance Sheet, disclosed on Schedule 4.11 or created after the Balance Sheet Date, arose from bona fide sale or service transactions. No material portion of any Receivable is subject to any counterclaim, defense or set-off, or is otherwise in dispute. Except to the extent of the recorded reserve for doubtful accounts specified on the Balance Sheet, all of the Receivables are collectible in the ordinary course of business.

        4.12. CONDITION OF ASSETS; TITLE; BUSINESS. The Company is engaged in the Business and no other business. The buildings, plants, structures, furniture and fixtures, improvements, machinery, equipment, tools, improvements and other tangible personal property owned or used by the Company, including those reflected on the Balance Sheet are, structurally sound, in good operating condition and repair, adequate for the uses to which they are being put and sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing. None of the buildings, plants, structures, furniture and fixtures, improvements, machinery, equipment, tools, improvements and other tangible personal property owned or used by the Company is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Company has good, marketable and exclusive title to all of the assets reflected on the Balance Sheet or used in the Business, except those under lease identified in Schedule 4.12. The Company does not own or lease any material assets not used in the Business. None of the Company's assets is subject to any Encumbrance, except as identified on Schedule 4.12. The Company owns or leases all assets that are necessary for or used in the operation of the Business. All of the Company's tangible personal property is located at the locations identified on Schedule 4.12. The Company's principal place of business and chief executive office, any trade names used in the Business and all bank and investment accounts in the Company's name or used by the Company are identified on Schedule 4.12. The Company's fiscal year ends on December 31.

        4.13. LEGAL PROCEEDINGS. No Legal Proceeding is pending or, to the knowledge of the Significant Sellers and the Company, threatened against or affecting the Company, the Business, any of the Company's assets, any of the Shares or the Contemplated Transactions, and there is no basis for any of the foregoing. The Company does not have pending any Legal Proceeding against any third party. The Company has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Legal Proceeding disclosed herein. No officer, director, agent, or employee of the Company is subject to any Legal Proceeding or Contract that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business.

        4.14. CONTRACTS; COMPLIANCE. Disclosed on Schedule 4.14, 4.18, 4.21 or
4.22 is a brief description of each Contract that (i) is material to the Business or the Company's assets or operations; (ii) involves the purchase, sale or lease of any asset, materials, supplies, inventory, services or goods in excess of $10,000; (iii) has an unexpired term of more than six months from the date of this Agreement, taking into account the effect of any renewal options;
(iv) relates to the borrowing or lending of any money or guarantee of any obligation in excess of $10,000; (v) limits the right of the Company to compete in any line of business, restricts the payment of dividends or otherwise restricts any right the Company may have; (vi) is an employment or consulting Contract involving payment of compensation and benefits in excess of $10,000 per year; (vii) is a lease, license, rental, occupancy or conditional sales agreement; (viii) is a joint venture, partnership or other agreement involving the sharing of profits, losses, costs or liabilities; (ix) is a barter or similar agreement; (x) is a power of attorney; (xi) is an agreement that expressly provides for the undertaking by the Company for consequential damages;
(xii) is a guarantee or surety agreement; (xiii) pursuant to which the Company has agreed to indemnify or exonerate any officer, director or employee of the Company with respect to any matter; if terminated would have a material adverse effect on the Company; or (xiv) was not entered into in the ordinary course. True and complete copies of all Contracts (that are in writing) have been delivered to Buyer. No Required Authorization is needed in order for the Contracts to continue in full force and effect under the same terms and conditions currently in effect following consummation of the Contemplated Transactions. Each Contract is a legal, valid and binding obligation of the Company and is in full force and effect. To the knowledge of each Significant Seller and the Company, each Contract is a legal, valid and binding obligation of each other party to each Contract. The Company and each other party to each Contract have performed all obligations required to be performed by them under each Contract and are not in breach or default, and are not alleged to be in breach or default, in any respect under any Contract. No event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default under any Contract or would give to any Person the right to cause such a termination or would cause an acceleration of any Liability under any Contract. The Company is not currently renegotiating any Contract. The Company has not received any notice of actual, alleged, possible or potential default, violation, cancellation, non-renewal or price increase or sales or production allocation with respect to any Contract.

        4.15. GOVERNMENTAL APPROVALS. Schedule 4.15 and 4.23 identify all Governmental Approvals that are material to the Business. Each Governmental Approval is valid, subsisting and in full force and effect. The Company is in full compliance with and has fulfilled and performed its obligations under each material Governmental Approval. No event or condition or state of facts exists (or would exist upon the giving of notice or lapse of time or both) that could constitute a breach or default under any Governmental Approval. The Company has no knowledge of and has not received, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding, any actual, alleged, possible, or potential (i) violation of or failure to comply with any term or requirement of any Governmental Approval or (ii) revocation, withdrawal, non-renewal, suspension, cancellation, termination of, or modification to any Governmental Approval. No pending application for a Governmental Approval will not be timely granted. No Legal Proceeding is pending or threatened to revoke, suspend or modify any Governmental Approval or to deny any renewal of any Governmental Approval. All applications required to have been filed for the renewal of any Governmental Approval have been duly filed on a timely basis with the appropriate Governmental Bodies. All other plans, filings, reports, notifications or other submissions required to have been made with respect to such Governmental Approvals or filed with any Governmental Body have been duly made or filed on a timely basis with the appropriate Governmental Bodies. The Governmental Approvals constitute all of the governmental authorizations necessary to allow the Company to conduct and operate the Business in the manner currently conducted and in accordance with all applicable Legal Requirements and allow it to own and use its assets in the manner in which they are currently owned and used.

        4.16. COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is and has been in full compliance of all material Legal Requirements applicable to the Company and the Business. No event has occurred or condition or state of facts exists that (with or without notice or lapse of time or both) (i) may constitute or result in a violation or non-compliance by the Company of any Legal Requirement, or
(ii) may give rise to any Liability on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature (including any Environmental Remedial Action). The Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (y) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (z) any actual, alleged, possible, or potential Liability on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature (including any Environmental Remedial Action).

        4.17. REAL PROPERTY. Schedule 4.17 discloses and summarizes all real properties currently owned, used or leased by the Company or in which the Company has an interest (collectively, the "REAL PROPERTY") and identifies the record title holder of all Real Property. Schedule 4.17 separately identifies all real property previously owned, used or leased by the Company or in which the Company had an interest. The Company has good and marketable fee simple title to all Real Property shown as owned by it on Schedule 4.17, free and clear of all Encumbrances. The Company has the right to quiet enjoyment of all Real Property in which it holds a leasehold interest for the full term, including all renewal rights, of the leasehold interest. Copies of all title insurance policies written in favor of the Company, and all surveys, deeds, opinions and abstracts relating to the Real Property have been delivered to Buyer. All structures and other improvements on all Real Property owned by the Company are within the lot lines and do not encroach on the properties of any other Person. The use and operation of all Real Property conform in all material respects to all applicable building, zoning, safety and subdivision laws, Environmental Laws and other Legal Requirements and all restrictive covenants and restrictions and conditions affecting title. No portion of any Real Property is located in a flood plain, flood hazard area or designated wetlands area. The Company has not received any written or oral notice of assessments for public improvements against any Real Property or any written or oral notice or Order by any Governmental Body, insurance company or board of fire underwriters or other body exercising similar functions that (i) relates to violations of building, safety or fire ordinances or regulations, (ii) claims any defect or deficiency with respect to any Real Property or (iii) requests the performance of any repairs, alterations or other work to or in any Real Property or in any streets bounding the Real Property. Each parcel of Real Property owned by the Company is considered a separate parcel of land for taxing and conveyancing purposes. To the best of each Significant Seller's and the Company's knowledge, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Property. All public utilities (including water, gas, electric, storm and sanitary sewage, and telephone utilities) required to operate the Real Property are available to the Real Property and enter the boundaries of the Real Property through adjoining public streets, easements or rights-of-way of record in favor of the Company. These public utilities are all connected according to valid permits, are all in good working order and are adequate to service the operations on the Real Property as currently conducted and permit full compliance with all Legal Requirements. The Company has not received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to any facility of the Company. All Real Property used by the Company has access to a publicly opened street.

        4.18. TRANSACTIONS WITH RELATED PARTIES. No Related Party is or has been for the past three years a party to any transaction, agreement or understanding with the Company except for arrangements disclosed on Schedule 4.18. No Related Party uses any assets of the Company except directly in connection with the Business. No Related Party owns any asset used in the Business. No Related Party has any claim of any nature, including any inchoate claim, against the Company, and the Company has no claim of any nature, including any inchoate claim, against any Related Party. No Related Party directly or indirectly owns or is engaged in any business that competes directly or indirectly with the Company. Except as disclosed on Schedule 4.18 or as otherwise expressly provided by this Agreement or by any Other Agreement, (i) no Related Party will at any time after the Closing for any reason, directly or indirectly, be or become entitled to receive any payment or transfer of money or other property of any kind from the Company with respect to facts, circumstances or events existing or occurring on or before the Closing Date, and (ii) the Company will not at any time after the Closing for any reason, directly or indirectly, be or become subject to any obligation to any Related Party with respect to facts, circumstances or events existing or occurring on or before the Closing Date.

        4.19. LABOR RELATIONS. The relations of the Company with its employees are good. No employee of the Company is represented by a union or other labor organization, and no Significant Seller nor the Company is aware of any union organizing activities. No representation election, arbitration proceeding, grievance, picketing, labor strike, dispute, slowdown, lockout, stoppage or other labor trouble is pending or, to the knowledge of each Significant Seller and the Company, threatened against or affecting the Company. No complaint against the Company is pending or, to the knowledge of each Significant Seller and the Company, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency. The Company has no contingent Liability for sick leave, vacation time, severance or occupational disease pay not fully reserved on the Balance Sheet. Neither the execution and delivery of this Agreement, the performance of the terms of this Agreement, nor the consummation of the Contemplated Transactions will trigger any severance or other benefit payment obligation under any Contract, Benefit Plan or under any Legal Requirement. Schedule 4.19 contains a complete and accurate list of the following for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since March 31, 2000; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Company Plan. No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement with any other Person that in any way adversely affects or will adversely affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct the Business. To the knowledge of each Significant Seller and the Company, no key employee of the Company intends to terminate his or her employment with the Company. The Company has taken no action that would give rise to any notice required to be delivered under the Worker Adjustment and Retraining Notification Act of 1988, 25 U.S.C.
Section 2101 et seq., as amended.

        4.20. PRODUCTS LIABILITY; WARRANTIES; INSURANCE. The Company will have no Liability after the Closing that is not fully covered by insurance relating to any product manufactured, distributed or sold by the Company prior to the Closing, whether or not such Liability is related to products that are defective or improperly designed or manufactured or are in breach of any express or implied product warranty, other than as fully reserved in the warranty reserve on the Balance Sheet. Schedule 4.20 discloses and describes the terms of all express product warranties under which the Company may have Liability after the Closing Date. Schedule 4.20 discloses all insurance policies with respect to which the Company is the owner, insured or beneficiary. Schedule 4.20 discloses all self-insurance arrangements by the Company, all obligations by the Company to third parties with respect to insurance and all insurance required by applicable Legal

Requirements in connection with the Business. The Company has complied with all of the terms and conditions of the insurance policies identified on Schedule
4.20 and has given notice to the insurer of all claims that may be covered thereby. All such policies are valid, enforceable and reasonable, in both scope and amount, in light of the risks attendant to the Business and are comparable in coverage to policies customarily maintained by others engaged in similar lines of business. All such policies are with financially sound and reputable insurers. The Company has paid all premiums due under each such insurance policy and, except as disclosed in Schedule 4.20, will not have any Liability after the Closing for retrospective or retroactive premium adjustments or other experienced-based liability. No notice of cancellation has been received with respect to any insurance policy identified in Schedule 4.20. For the past three years, all insurance policies covering products Liability and general Liability maintained by or for the benefit of the Company have been "occurrence" policies and not "claims made" policies. Schedule 4.20 contains a summary of the loss experience under each liability policy of the Company. Schedule 4.20 discloses the manner in which the Company provides coverage for workers' compensation.

        4.21. INTELLECTUAL PROPERTY RIGHTS.

        (a) IDENTIFICATION; VALIDITY; ETC. Schedule 4.21 discloses all of the trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used by the Company in or applicable to the Business. The Company has the entire right, title and interest in and to, or has the exclusive perpetual royalty-free right to use, the intellectual property rights disclosed on Schedule 4.21 and all other processes, know-how, show-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, and other proprietary rights necessary or applicable to or advisable for use in the Business (all of the foregoing, collectively, "INTELLECTUAL PROPERTY"). Schedule 4.21 separately discloses all Intellectual Property under license and all other Contracts relating to Intellectual Property owned, used or leased by the Company. The Intellectual Property is valid and not the subject of any interference, opposition, reexamination or cancellation. To the knowledge of each Significant Seller and the Company, no Person is infringing upon, nor has any Person misappropriated any Intellectual Property. The Intellectual Property identified on Schedule 4.21 is all of the Intellectual Property necessary for the operation of the Business. Except as disclosed on
Schedule 4.21, the Company has all right, title and interest in and to the Intellectual Property identified on Schedule 4.21, free and clear of all Encumbrances. The Company is not infringing upon the intellectual property rights of any other Person.

        (b) PATENTS; TRADEMARKS; COPYRIGHTS; TRADE SECRETS. All of the issued patents and registered trademarks and copyrights identified on Schedule 4.21 are currently in compliance with all Legal Requirements (including payment of filing, examination, and maintenance fees, proofs of working or use, the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No patent identified on Schedule 4.21 has been or is now involved in any interference, reissue, reexamination, opposition, invalidation or cancellation proceeding. All products made, used, or sold under the patents identified on
Schedule 4.21 have been marked with the proper patent notice. All of the Company's products and materials containing a trademark bear the proper federal registration notice where permitted by applicable Legal Requirements. All of the Company's works encompassed by the copyrights identified on Schedule 4.21 have been marked with the proper copyright notice. To the knowledge of each Significant Seller and the Company, there is no potentially interfering patent or patent application of any third party. The documentation relating to the Company's trade secrets is current, accurate, and sufficient in detail and content to identify and explain them and to allow them full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the trade secrets. The trade secrets are not part of the public knowledge or literature, and, to the knowledge of each Significant Seller and the Company, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company.

        (c) EMPLOYEES. All former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the Business. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to any Person other than the Company.

        (d) YEAR 2000 COMPLIANCE. All computer software and systems owned or used by the Company (including data collection, billing, inventory, payroll, general ledger and other accounting systems) are Year 2000 Compliant. All computer software and systems owned or used by the Company have been tested by expert computer technicians to be certain that they are Year 2000 Compliant. No such tests have produced any results that would give a prudent expert computer technician any concern that such software or systems are not Year 2000 Compliant.

        4.22. EMPLOYEE BENEFITS.

        (a) COMPANY PLANS. Schedule 4.22 discloses all written and unwritten Benefit Plans, whether or not funded and whether or not terminated, (i) maintained or sponsored by the Company, (ii) with respect to which the Company (or Sellers with respect to the Company) has or may have Liability or is obligated to contribute, (iii) that otherwise covers any of the current or former employees of the Company or their beneficiaries, or (iv) as to which any current or former employees of the Company or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights (each, a "COMPANY PLAN").

        (b) COMPANY GROUP MATTERS; FUNDING. Neither the Company, nor any corporation that may be aggregated with the Company under Sections 414(b), (c),
(m) or (o) of the IRC (the "COMPANY GROUP"), has any obligation to contribute to, or any direct or indirect Liability with respect to, any Benefit Plan of the type described in Sections 4064 of ERISA or Section 414(c) of the IRC. The Company does not have any Liability, and after the Closing the Company will not have any Liability, with respect to any Benefit Plan of any other member of the Company Group, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the PBGC, withdrawal liability or otherwise. No accumulated funding deficiency (as defined in Section 402 of ERISA and Section 412 of the IRC) exists nor has any funding waiver from the IRS been received or requested with respect to any Company Plan or

Benefit Plan of any member of the Company Group. No excise or other Tax is due or owing because of any failure to comply with the minimum funding standards of the IRC or ERISA with respect to any Company Plan or Benefit Plan of any member of the Company Group.

        (c) COMPLIANCE. Each of the Company Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in compliance with all applicable Legal Requirements and in compliance with the underlying or applicable plan document, trust agreement, insurance policy or other writing. No Company Plan is, or is proposed to be, under audit or investigation. No completed audit of any Company Plan has resulted in the imposition of any Tax, fine or penalty.

        (d) QUALIFIED PLANS. Schedule 4.22 separately discloses each Company Plan that purports to be a qualified plan under Section 401(a) of the IRC and exempt from United States federal income tax under Section 501(a) of the IRC (a "QUALIFIED PLAN"). A determination letter (or opinion or notification letter, if applicable) has been received from the IRS that each Qualified Plan is qualified under Section 401(a) of the IRC and exempt from federal income tax under Section 501(a) of the IRC. No Qualified Plan has been amended since the date of the most recent IRS letter. No member of the Company Group, fiduciary of any Qualified Plan, or of any of the foregoing, has done anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

        (e) DEFINED BENEFIT PLANS. Schedule 4.22 separately discloses each Company Plan that is a defined benefit plan as defined in Section 3(35) of ERISA (a "DEFINED BENEFIT PLAN"). The present value of vested and nonvested accrued benefits under each Defined Benefit Plan does not exceed the present fair market value of the assets of such plan, based on the actuarial assumptions and methodology used for funding purposes (i) as set forth in such plan's most recent actuarial report; (ii) as required by the PBGC on a termination basis; and (iii) as set forth in FASB 87. No Defined Benefit Plan sponsored by any member of or covering any employee of the Company Group has been terminated or partially terminated within the last ten years. No event has occurred and no condition has existed that could constitute grounds under Section 4042 of ERISA for termination of or appointment of a trustee to administer any Defined Benefit Plan. No member of the Company Group has transferred, in whole or in part, a Defined Benefit Plan to a corporation that was at the time of transfer a member of a different controlled group of corporations (within the meaning of Section 4001(a)(14) of ERISA) than the transferor. The Company has no Liability for any Company Plan that is not accrued on the Balance Sheet or, if arising after the Balance Sheet Date and on and before the Closing, will not be accrued on the Closing Balance Sheet.

        (f) MULTIEMPLOYER PLANS. No Company Plan is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(4) of ERISA (a "MULTIEMPLOYER PLAN"). No member of the Company Group has withdrawn from any Multiemployer Plan or incurred any withdrawal liability to or under any Multiemployer Plan. No Company Plan covers any employees of any member of the Company Group in any foreign country or territory.

        (g) PROHIBITED TRANSACTIONS; FIDUCIARY DUTIES; POST-RETIREMENT BENEFITS. No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the IRC) with respect to any Company Plan exists or has occurred that could subject the Company to any Liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the IRC. No member of the Company Group, nor any administrator or fiduciary of any Company Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that will subject the Company to any Liability for a breach of fiduciary or other duty under ERISA or any other applicable Legal Requirements. With the exception of the requirements of
Section 4980B of the IRC, no post-retirement benefits are provided under any Company Plan that is a welfare benefit plan as described in ERISA Section 3(1) of ERISA.

        4.23. ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 4.23:

        (a) COMPLIANCE; NO LIABILITY. The Company has operated the Business and all of the Facilities in compliance with all applicable Environmental Laws. The Company is not subject to any Environmental Liability, and will not after the Closing suffer or incur any Environmental Liabilities, based on an facts, circumstances or conditions existing on or prior to the Closing Date. Without limiting the foregoing, the Company is not subject to any Environmental Liability, and will not after Closing suffer or incur any Environmental Liability, as a result of: (i) the violation or noncompliance by the Company or any other Person for whose conduct the Company is or may be held responsible under any Environmental Law, (ii) the ownership or operation of, or any condition at, the Facilities, (iii) any Regulated Material present or Release at the Facilities, (iv) any Hazardous Activity conducted by the Company or by any other Person for whose conduct the Company is or may be held responsible, (v) any Release by the Company or any other Person acting as agent for or on behalf of the Company on any other property, (vi) any Environmental Remedial Action required to be taken by the Company, or (vii) the treatment or disposal of any Regulated Material at any facility, or the arrangement for treatment, disposal, or transportation of any Regulated Material at any facility, from which there is a Release or threatened Release of Regulated Materials.

        (b) TREATMENT; CERCLIS. The Company has not treated, stored, recycled or disposed of any Regulated Material on any real property, and no other Person has treated, stored, recycled or disposed of any Regulated Material on any part of the Facilities. There has been no Release or threat of Release of any Regulated Material at, on or under the Environment related to any Facility. There is not Regulated Material present at, on or under the Environment related to any Facility. The Company has not transported any Regulated Material or arranged for the transportation of any Regulated Material to any location that is listed or proposed for listing on the National Priorities List under Superfund or on CERCLIS, or to any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against the Company for Environmental Liabilities or Environmental Remedial Action. None of the Real Property is listed, or to the knowledge of each Significant Seller and the Company, proposed for listing on the National Priorities List under Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup. Schedule 4.23 identifies each Governmental Approval issued under, or by requirement of, any applicable Environmental Laws.

        (c) NOTICES; EXISTING CLAIMS; CERTAIN REGULATED MATERIALS; STORAGE TANKS. The Company has not received any request for information, notice of claim, demand or other notification or communication that it is or may be potentially responsible with respect to any Environmental Liability, Environmental Remedial Action or any threatened or actual Release of any Regulated Material. The Company is not required to place any notice or restriction relating to the presence of any Regulated Material at any Real Property or in any deed to any Real Property. The Company has provided to Buyer a list of all sites to which the Company has transported any Regulated Material for recycling, treatment, disposal, other handling or otherwise. There has been no past, and there is no pending or, to the knowledge of each Significant Seller and the Company, contemplated, claim by or against the Company under any Environmental Law. The Company has not entered into any agreement with any Person regarding any Environmental Law, Environmental Remedial Action or other Environmental Liability or expense. All storage tanks located on the Real Property, whether underground or aboveground, are disclosed on Schedule 4.23. All tanks and associated piping have been inspected and tested in compliance with applicable Environmental Laws, are in sound condition and are not leaking and have not leaked. The Company has delivered to Buyer true and complete copies and results of any assessments, reports, studies, analyses, tests, or monitoring possessed or initiated by any Significant Seller or the Company pertaining to Regulated Materials or activities in, on or under the Facilities or any other property, or concerning compliance with Environmental Laws by the Company, or any other Person for whose conduct the Company is or may be held responsible. To the knowledge of each Significant Seller and the Company, no other assessments, reports, studies, analyses, tests, or monitoring of the Real Property exists.

        (d) REPORTS. THE Company has provided to Buyer copies of all written information in its possession or control pertaining to the matters set forth in this Section 4.23, including all documents pertaining to Environmental audits or assessments prepared for the Company or relating to the Facilities.

        4.24. CERTAIN PAYMENTS. During the past five years, neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or
(D) in violation of any applicable Legal Requirements, or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

        4.25. CUSTOMER RELATIONS. There exists no condition or state of facts or circumstances involving the Company's customers, suppliers, distributors or sales representatives that the Company or any Significant Seller can reasonably foresee could adversely affect the Business after the Closing Date.

        4.26. FINDERS' FEES; NO EXISTING DISCUSSIONS. Except for the arrangement with Westhill Capital Corporation described in Exhibit C hereto, none of the Sellers nor the Company nor any of their respective officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the Contemplated Transactions. As of the date of this Agreement, none of the Sellers nor the Company is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an proposal to acquire, in any manner, the assets of the Company, the Business or the Shares.

        4.27. DISCLOSURE. None of the representations or warranties of any Significant Seller and the Company contained in this Article IV and none of the information contained in the Schedules referred to in Article IV is false or misleading in any material respect or omits to state a fact necessary to make the statements in this Article IV or in the Schedules to Article IV not misleading in any material respect. There is no fact known to either any Significant Seller or the Company that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as any Significant Seller or the Company can reasonably foresee, materially threatens, the assets, Business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Schedules to this Agreement.

                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

        Each Seller severally and not jointly represents and warrants to Buyer as follows:

        5.1. AUTHORIZATION. Each Seller now has and on the Closing Date will have good and marketable title to the Shares to be sold by such Seller, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of, against payment for, such Shares pursuant to this Agreement, the Buyer will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims. This Agreement has been duly authorized, executed and delivered by each Seller and constitutes a valid and binding obligation of each Seller enforceable in accordance with its terms except as rights to indemnity and contribution hereunder may be limited as a matter of applicable public policy or by applicable laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by general equitable principles. Each Seller has full right, power and authority, corporate or otherwise, to execute and deliver this Agreement and to perform its obligations under such Agreements. The execution and delivery of this Agreement and the consummation by each Seller of the transactions herein contemplated and the fulfillment by each Seller of the terms hereof will not require any consent, approval, authorization, or other order of any third party, court, regulatory body, administrative agency or other governmental body and will not result in a breach of any of the terms and provisions of, or constitute a default under, any charter document, indenture, mortgage, deed of trust or other agreement or instrument to which such Seller is a party, or of any order, rule or regulation applicable to such Seller of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction the effect of which would prevent consummation of the transactions contemplated hereby.

        5.2. INVESTMENT. Each Seller is acquiring any MRV Common Stock pursuant to this Agreement for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same except pursuant to an effective registration statement under the Securities Act.

        5.3. EXPERIENCE. Each Seller has made detailed inquiry concerning the Buyer, its business and its personnel; the officers of the Buyer have made available to the Company and each Seller any and all written information which it has requested and have answered to the

Company's satisfaction all inquiries made by the Company and each Seller; and each Seller has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Buyer and is able financially to bear the risks thereof.

        5.4. TRANSFER OR RESALE. Each Seller understands that the shares of MRV Common Stock have not been registered under the Securities Act or any state securities laws, and may not be transferred unless (i) subsequently registered thereunder, or (ii) the Seller shall have delivered to the Buyer an opinion of counsel reasonably acceptable to the Buyer (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares of MRV Common Stock to be sold or transferred may be sold or transferred under an exemption from such registration, or (iii) sold under Rule 144 promulgated under the Securities Act (or a successor rule), or (iv) sold or transferred to an employee or other affiliate of the seller pursuant to an exemption under the Securities Act.

        5.5. LEGEND. Each Seller understands that unless and until the shares of MRV Common Stock have been registered under the Securities Act or may be sold by such Seller under Rule 144(k), the certificates for the shares may bear a restrictive legend in substantially the following form:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any MRV Common Stock, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

                                   ARTICLE VI.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to each Seller as follows:

        6.1. ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations under this Agreement and under such Other Agreements.

        6.2. AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which Buyer is a party have been duly executed and delivered by Buyer, and constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms. Each Other Agreement to which Buyer is to become a party, when executed and delivered by Buyer, will constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with the terms of such Other Agreement. All Contemplated Transactions to which

Buyer is or is to become a party have been duly and validly authorized by all necessary corporate proceedings by Buyer.

        6.3. NO VIOLATION OF LAWS OR AGREEMENTS; REQUIRED AUTHORIZATIONS. The execution and delivery of this Agreement and the Other Agreements and the consummation and compliance with the transactions, terms and conditions of this Agreement and the Other Agreements by Buyer will not, directly or indirectly (with or without notice or the lapse of time or both): (i) contravene, conflict with or result in a violation of any provision of the Governing Documents of Buyer or the resolutions adopted by the Board or Directors of Buyer; or (ii) violate, or give any Person the right to obtain any relief, or exercise any remedy under, any Legal Requirement to which Buyer is subject, or by which any of its assets may be bound or affected, or give any Person the right to challenge any of the Contemplated Transactions. Except as disclosed on Schedule 5.3, Buyer is not required to make, give or obtain any Required Authorizations in connection with the execution, delivery or performance by Buyer of this Agreement or any Other Agreement or the consummation by Buyer of the Contemplated Transactions.

        6.4. REGISTRATION. As soon as practicable but in no event later than 30 days following the Closing Date, the Buyer will, at its sole cost and expense, file a registration statement covering the shares of MRV Common Stock. The registration of such shares, and any Additional Shares, shall be governed by the terms and conditions of a Registration Rights Agreement (the "Registration Rights Agreement") in the form attached hereto as Exhibit D.

        6.5. FINDERS' FEES. Neither Buyer nor any of its officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the Contemplated Transactions.

                                  ARTICLE VII.
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

        7.1. SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and obligations made by any party in this Agreement shall survive the Closing. Any limitation or qualification set forth in any one representation and warranty in Articles IV, V or VI shall not limit or qualify any other representation and warranty, in Articles IV, V or VI. The right to indemnification under this Article or any other remedy based on the breach or inaccuracy of any representation or warranty in Articles IV, V or VI, or breach of, or noncompliance with, any covenant or obligation in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to any such representation, warranty covenant or obligation. The waiver by any party of any condition at Closing of the breach or inaccuracy of any representation or warranty, or breach of, or noncompliance with, any covenant or obligation, will not affect the right of the such party to indemnification, payment of Damages or other remedy based on such breach, inaccuracy or noncompliance.

        7.2. INDEMNIFICATION BY SELLER. Each of the Significant Sellers (and each Seller as to Section 7.2(a) and 7.2(b) only to the extent described therein), and, if there shall be no Closing, the Company, shall indemnify, defend, save and hold harmless Buyer and its officers, directors, employees, agents and Affiliates (including, after the Closing, the Company; each, a "BUYER INDEMNITEE") from and against all Damages (collectively, "BUYER DAMAGES") directly or indirectly asserted against, imposed upon, resulting to, or incurred or required to be paid by any Buyer Indemnitee from or in connection with:

        (a) any breach or inaccuracy of any representation or warranty made by any Significant Seller or the Company in this Agreement (without giving effect to any supplement to the Schedules), in any supplement to the Schedules, in any certificate or document delivered by and Significant Seller or the Company in connection with this Agreement or any Other Agreement to which any Significant Seller or the Company, or both, is or is to become a party; provided however, that for each Seller which is not a Significant Seller, only the following shall apply: any breach or inaccuracy of any representation or warranty made by such Seller under Article V herein;

        (b) any breach or nonperformance of any covenant or obligation made by any Significant Seller, or the Company, in or in connection with this Agreement or any Other Agreement to which any of the Significant Sellers, or the Company, or both, is or is to become a party; provided however, that for each Seller who is not a Significant Seller, only the following shall apply: any breach or non-performance of any covenant or obligation made by such Seller in or in connection with this Agreement or any Other Agreement to which such Seller is or is to become a party;

        (c) any product shipped or manufactured by, or any services provided by, the Company or any Subsidiary prior to the Closing Date, except for third party claims made in the ordinary course of business under Company supplied product warranties;

        (d) any Environmental Liabilities of the Company and the Subsidiaries, arising out of or relating to (i) any violation of or noncompliance with any Environmental Law occurring prior to the Closing Date by the Company, any Subsidiary or any other Person for whose conduct the Company or any Subsidiary are or may be held responsible, (ii) the ownership or operation, or, any condition at, the Facilities on or prior to the Closing Date, including any migration of any such condition after the Closing Date, (iii) the presence or Release of any Regulated Material at or with respect to the Facilities on or prior to the Closing Date, (iv) any Hazardous Activity conducted by the Company or any Subsidiary or any other Person acting as agent for or on behalf of the Company or any Subsidiary, (v) any Release by the Company or any Subsidiary or any other Person acting as agent for or on behalf of the Company or any Subsidiary on any other property, and (vi) any Remedial Action required to be taken by the Company or any Subsidiary;

        (e) any Liability (i) arising out of or attaching as a result of the Company or any Subsidiary being a member of a controlled group or affiliated group of corporations of which any of the Sellers, its Affiliates or any other Person are or were a part on or prior to Closing, including those Liabilities imposed by Chapter 6 of Subtitle A of the IRC (Consolidated Returns), ERISA
Section 4201(a) (Multiemployer Withdrawal Liability), ERISA Section 4062(a) (Single Employer Termination Liability), IRC Section 412(c)(11) and ERISA
Section 302(c)(11) (Funding Liability), ERISA Section 4971(e) (Funding Excise Taxes) and ERISA Section 4007(e) (PBGC Premiums), and (ii) imposed upon the Company or any Subsidiary based on theories, claims or judgments that the Company and any Subsidiary is a successor or successor-in-interest to the Business or to another Person; and

        (f) any and all other Liabilities of the Company and the Subsidiaries existing on the Closing Date or arising out of any transaction entered into, or any state of facts existing, prior to the Closing Date, except for those Liabilities fully reserved on the Closing Balance Sheet, but only to the extent reserved on the Closing Balance Sheet, and except for those Liabilities that are expressly quantified and set forth in the Contracts and the Governmental Approvals (other than for breach or non-performance prior to Closing).

        7.3. INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend, save and hold harmless each Seller and its officers, directors, employees, Affiliates and agents (each, a "SELLER INDEMNITEE") from and against any and all Damages (collectively, "SELLER DAMAGES") directly or indirectly asserted against, imposed upon, resulting to, or incurred or required to be paid by any Seller Indemnitee from or in connection with, (i) any breach or inaccuracy of any representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer in connection with this Agreement or any Other Agreement to which Buyer is a party, (ii) a breach or nonperformance of any covenant or agreement made by Buyer in or in connection with this Agreement or in any Other Agreement to which Buyer is or is to become a party and (iii) any product shipped or manufactured by, or any services provided by Buyer after the Closing Date.

        7.4. NOTICE OF CLAIMS. If any Buyer Indemnitee or Seller Indemnitee (an "INDEMNIFIED PARTY") believes that it has suffered or incurred, or will suffer or incur, any Damage for which it is entitled to indemnification under this
Article VII, the Indemnified Party shall notify the party or parties from whom indemnification is being claimed (the "INDEMNIFYING PARTY"). This notice shall specify the factual basis of the claim in reasonable detail in light of the circumstances then existing. If any Legal Proceeding is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this Article VII or otherwise, except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

        7.5. THIRD-PARTY CLAIMS. The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third-party claim, action or suit. The Indemnified Party may compromise or settle third-party claim, action or suit so long as the Indemnified Party gives the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such claim, action or suit (except those involving Taxes, Environmental Remedial Actions and any related Legal Proceeding) through counsel chosen by the Indemnifying Party, so long as the fees and expenses of that counsel are borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such claim, action or suit: (i) the Indemnifying Party shall not permit any Encumbrance to exist upon any asset of the Indemnified Party; (ii) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term of the settlement the giving of a complete release from Liability with respect to such action or suit to the Indemnified

Party; (iii) the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party (without any Order by any Governmental Body); and (iv) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party.

                                  ARTICLE VIII.
                            DEFINITIONS; CONSTRUCTION

        8.1. Definitions. The following terms have the meanings specified below or are defined in the Sections referred to below. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

        "ADDITIONAL SHARES" is defined in Section 1.4.

        "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. "Control" for this purpose means the possession, directly or indirectly, of more than ten percent (10%) of the voting power of a Person.

        "AGREEMENT" means this Stock Purchase Agreement, as it may be amended from time to time.

        "AUDITORS" means Carter, Polito & Muscio.

        "BALANCE SHEET" is defined in Section 4.6(b).

        "BALANCE SHEET DATE" is defined in Section 4.6(b).

        "BENEFIT PLAN" means any "employee benefit plan" within the meaning of
Section 3(4) of ERISA, and any other written or unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, Contract, policy, trust fund or arrangement for the benefit of employees.

        "BUSINESS" means the optical networking business conducted by the Company and the Subsidiaries.

        "BUYER" means MRV Communications, a Delaware corporation.

        "BUYER DAMAGES" is defined in Section 7.2.

        "BUYER INDEMNITEE" is defined in Section 7.2.

        "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List under Superfund.

        "CLOSING" is defined in Section 2.1.

        "CLOSING DATE" is defined in Section 2.1.

        "COMPANY" means Astroterra, a California corporation, AND, for each usage in all Sections of Article IV from and including Section 4.6 to the end of
Article IV and in any definition used in any of those Sections, the term "COMPANY" means both (i) corporation and each Subsidiary as if each such Subsidiary were separately named where the word "Company" appears, and (ii) corporation and the Subsidiaries collectively when the word "Company" is used in connection with consolidated financial statements, a controlled group, an affiliated group, or other group.

        "COMPANY GROUP" is defined in Section 4.22(b).

        "COMPANY PLAN" is defined in Section 4.22(a).

        "CONTEMPLATED TRANSACTIONS" means the sale and purchase of the Shares and the transactions contemplated by this Agreement and the Other Agreements.

        "CONTRACT" means any current agreement, contract, lease, indenture, mortgage, instrument, commitment or other arrangement or understanding, oral or written, formal or informal, to which the Company or any Subsidiary is a party or by which it or its assets may be affected.

        "DAMAGE" means any loss, demand, claim, allegation, assertion, action or cause of action, assessment, damage (including incidental and consequential damages), deficiency, Liability, cost, expense, diminution of value, fine, penalty, judgment, award or settlement, whether or not involving a third-party claim, including reasonable legal fees, interest, and any reasonable amount paid in investigation, defense or settlement of any of the foregoing.

        "DEFINED BENEFIT PLAN" is defined in Section 4.22(e).

        "EFFECTIVE DATE" is defined in Section 1.4.

        "ENCUMBRANCE" means any debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, adverse claim, easement, lien, lease, assessment, restrictive covenant, Liability, encroachment, right-of-way, burden or charge of any kind or nature whatsoever, legal or equitable, or any item similar or related to the foregoing.

        "ENVIRONMENT" means soil, land, surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

        "ENVIRONMENTAL LAW" means any Legal Requirement that relates to the public health and safety and protection of the Environment, including common law nuisance, property damage and similar common law theories. The term "Environmental Law" includes: (i) the Clean Air

Act, 42 U.S.C. Sections 7401 et seq., as amended, (ii) the Clean Water Act, 44 U.S.C. Sections 1251 et seq., as amended, (iii) the Rivers and Harbors Acts of 1899, 44 U.S.C. Sections 401 et seq., as amended, (iv) the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended, (v) Superfund,
(vi) the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., as amended, (vii) the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., as amended, (viii) the Pennsylvania Hazardous Sites Cleanup Act (Act of October 18, 1988, P.L. 756, No. 108), as amended, 45 P.S. Sections 6020.101 et seq., (ix) the Pennsylvania Clean Streams Law (Act of June 22, 1947, P.L. 1947), as amended, 45 P.S. Sections 691.1 et seq., (x) the Pennsylvania Solid Waste Management Act (Act of July 7, 1980, P.L. 480), as amended, 45 P.S. Sections 6018.101 et seq., (xi) the Pennsylvania Storage Tank and Spill Prevention Act (Act of July 6, 1989, P.L. 169), as amended, 45 P.S. Sections 6021.101 et seq., and (xii) the Municipal Waste Planning, Recycling and Waste Reduction Act (Act of July 28, 1988, P.L. 101), as amended, 54 P.S. Sections 4000.101 et seq. and in each case the implementation regulations and interpretations of such acts and regulations by applicable Governmental Bodies.

        "ENVIRONMENTAL LIABILITY" means any Damage or other Liability imposed upon or arising under any Environmental Law, including those consisting of or relating to any: (i) duty imposed by, breach of or noncompliance with any Environmental Law, (ii) environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health and regulation of Regulated Materials), (iii) Environmental Remedial Action by any Person required by applicable Environmental Law, (iv) bodily injury (including illness, disability and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other Damage of any other Person (including any employee or former employee of such Person), (v) any injury to, destruction of, or loss of natural resources, or costs of any natural resource damage assessments, (vi) Hazardous Activity conducted by any Person, and (vii) the presence or Release of any Regulated Material at or on any property.

        "ENVIRONMENTAL REMEDIAL ACTION" means any and all actions required to
(i) clean up, remove, treat, contain or in any other way address to take remedial action or response action of or with respect to any Regulated Materials in the Environment, (ii) prevent the Release or threat of Release or minimize the further Release of Regulated Materials so they do not migrate or endanger public health or welfare or the indoor or outdoor Environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care. The terms "removal," "remedial," and "response action," include the types of activities covered by Superfund.

        "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations under that statute.

        "FACILITY" means any real property, leasehold, or other real property interest currently or formerly owned, leased, controlled or operated by the Company or any Subsidiary and any buildings, plant, structure or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned, leased, used or operated by the Company or any Subsidiary.

        "FASB" means the U.S. Financial Accounting Standards Board or its successor.

        "FINANCIAL STATEMENTS" is defined in Section 4.6(b).

        "GAAP" means U.S. generally accepted accounting principles.

        "GOVERNING DOCUMENTS" means, with respect to any Person who is not a natural person, the certificate or articles of incorporation, bylaws, deed of trust, formation or governing agreement and other charter documents or organization or governing documents or instruments of such Person.

        "GOVERNMENTAL APPROVAL" means any permit, certificate, license, consent, waiver, franchise, privilege, approval, exception, variance, exemption, registration, filing or authorization required under any applicable Legal Requirements or otherwise advisable in connection with the operation of the Business and the assets of the Company and the Subsidiaries.

        "GOVERNMENTAL BODY" means any court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality (federal, state, local or foreign).

        "HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Regulated Materials in, on, under, about, or from any Facility or any part of any Facility into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses a risk of harm to persons or property on or off any Facility, or that may adversely affect the value of any Facility or the Company or any Subsidiary.

        "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "INDEMNIFIED PARTY" is defined in Section 7.5.

        "INDEMNIFYING PARTY" is defined in Section 7.5.

        "INTELLECTUAL PROPERTY" is defined in Section 4.21.

        "INTEREST" applicable to any amount means interest on such amount until paid at an annual rate equal to the prime rate as reported by the Wall Street Journal, plus 3%, compounded annually on the basis of a 360 day year consisting of 12 thirty-day months, such rate to change simultaneously with changes in such prime rate.

        "IRC" means the U.S. Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations under that statute.

        "IRS" means the U.S. Internal Revenue Service.

        "LEGAL PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, suit (whether civil, criminal, administrative, investigative, or informal) or Order commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "LEGAL REQUIREMENT" means any applicable federal, state, municipal, local, foreign, international, multinational or administrative law, constitution, statute, ordinance, rule, regulation, treaty, judgment or Order of any kind or nature whatsoever including any public policy, judgment or principle of common law.

        "LIABILITY" with respect to any Person or any property or such Person, means any and all debt, liability or obligation of such Person of any nature or kind whatsoever, whether or not due or to become due, accrued, fixed, absolute, matured, liquidated, asserted, conditional, secondary, potential, determined, determinable or contingent and whether or not incurred directly by such Person or by any predecessor of such Person, and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service, set off, recoupment, counterclaim or otherwise.

        "MRV COMMON STOCK" is defined in Section 1.2.

        "MULTIEMPLOYER PLAN" is defined in Section 4.22(f).

        "OCCUPATIONAL SAFETY AND HEALTH LAW" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

        "OPTION LIST" is defined in Section 1.5.

        "ORDER" means any award, decision, injunction, judgment, order, ruling, writ, decree, determination, subpoena, stipulation or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

        "OTHER AGREEMENT" means any other agreement or document required by this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement on or before the Closing.

        "PARTY" OR "PARTIES" mean a party or the parties to this Agreement.

        "PBGC" means the U.S. Pension Benefit Guaranty Corporation.

        "PERSON" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, a Governmental Body or any other legal entity.

        "POST-BALANCE SHEET LIABILITY" is defined in Section 4.7.

        "PURCHASE PRICE" is defined in Section 1.2.

        "PURCHASE PRICE ADJUSTMENT" means the post-closing adjustment to the Purchase Price set forth in Section 1.4.

        "QUALIFIED PLAN" is defined in Section 4.22(d).

        "REAL PROPERTY" is defined in Section 4.17.

        "RECEIVABLE" is defined in Section 4.11.

        "REGULATED MATERIAL" means any (i) hazardous substance as defined by any Environmental Law and (ii) other material, including hazardous or toxic or polluting substances or wastes, pollutants, contaminants, industrial solid wastes, special wastes or any constituent of any such items, listed, defined, designated, classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under, or otherwise regulated by, any Environmental Law. "REGULATED MATERIAL" includes any admixture or solution of the foregoing, petroleum and all derivatives or synthetic substitutes of the foregoing and asbestos or asbestos-containing materials.

        "RELATED PARTY" means (i) Seller, (ii) any Affiliate of Seller, (iii) any officer or director of any Person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

        "RELEASE" means any spill, leak, emission, discharge, deposit, escape, leach, dump or other release into the Environment, whether intentional or unintentional, of any Regulated Material.

        "REQUIRED AUTHORIZATION" means any registration, filing, declaration, application or notice to or with any Person and any consent, approval, permit, qualification, waiver, waiting period, authorization, Order or action of or by any Person.

        "SECURITY RIGHT" with respect to any security, means any option, warrant, subscription right, preemptive right, right to convert or exchange, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security. "Security Right" includes convertible or exchangeable debt or equity securities and any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's Governing Documents or by Contract.

        "SELLERS" means those individuals set forth in Exhibit A hereto.

        "SELLER DAMAGE" is defined in Section 7.3.

        "SELLER INDEMNITEE" is defined in Section 7.3.

        "SELLING GROUP" means a member, whether past or present, of Seller's affiliated group of corporations within the meaning of Section 1504(a) of the IRC.

        "SHARES" is defined in the introductory paragraph of this Agreement.

        "SIGNIFICANT SELLER" is defined in Article IV.

        "STOCKHOLDERS' EQUITY OF THE COMPANY" is defined in Section 1.4.

        "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

        "SUPERFUND" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as amended.

        "TAX" means any domestic or foreign federal, state, county or local tax, levy, impost or other charge of any kind whatsoever, including any interest or penalty, whether disputed or not.

        "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment, and including any amendment.

        "YEAR 2000 COMPLIANT" means that the applicable computer software and systems will be fully operational without interruption in the twentieth and twenty-first centuries and will not malfunction or create inaccuracies or errors as a result of any data which includes dates in both the twentieth and twenty-first centuries.

        8.2. CONSTRUCTION. As used in this Agreement, unless the context otherwise requires: (i) references to "Article" or "Section" are to an article or section of this Agreement; (ii) all "Exhibits" and "Schedules" referred to in this Agreement are to Exhibits and Schedules attached to this Agreement and are incorporated into this Agreement by reference and made a part of this Agreement;
(iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iv) the headings of the various articles, sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement; (v) "knowledge" of a Person means the actual knowledge of such Person and the knowledge that a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation concerning the existence of the matters addressed; and (vi) a "breach" of a representation, warranty, covenant or obligation of this Agreement or any instrument delivered in connection with this Agreement shall include (A) a breach or inaccuracy of such representation or warranty, or a breach of, or noncompliance with, such covenant or obligation, or (B) any claim by any Person or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant or obligation, and the term "breach" means any such breach, inaccuracy, breach, noncompliance, claim, occurrence or circumstance.

                                   ARTICLE IX.
                                  MISCELLANEOUS

        9.1. COSTS AND EXPENSES. Each of Buyer and Seller shall pay their respective expenses, brokers' fees and commissions. The Company shall pay all of the pre-Closing expenses of the Company (estimated at $10,000) and the Subsidiaries incurred in connection with this Agreement and the Contemplated Transactions, including all accounting, legal and appraisal fees and settlement charges.

        9.2. FURTHER ASSURANCES. After Closing, without further consideration, Sellers shall take or cause to be taken such actions (including the execution, acknowledgment and deliver of instruments, documents, transfers, conveyances and assurances) as Buyer may request for the better conveying, transferring, assigning delivering the Shares to Buyer or any of the assets used in the Business to the Company and the Subsidiaries. In addition, Significant Sellers shall cooperate with Buyer and take reasonable actions necessary to effect an audit by Arthur Anderson LLP of the Company's financial statements for each of the years ended December 31, 1997 and 1998, such audit to be at the Buyer's sole cost and expense.

        9.3. NOTICES. All notices given or made in connection with this Agreement shall be in writing. Delivery of written notices shall be effective:
(i) on the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid courier, with a record of receipt, or (iv) on the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested). All deliveries shall be made to the following addresses:

            (i) if to Buyer, to:

                       MRV Communications, Inc.
                       20415 Nordoff Street
                       Chatsworth, CA   91311
                       Telecopy:  818-773-0906


                       with a required copy to:

                       Kirkpatrick & Lockhart, LLP
                       9100 Wilshire Blvd., Suite 8E
                       Beverly Hills, CA   90212
                       Attn:  Thomas J. Poletti, Esq.
                       Telecopy:  310-274-8357


            (ii) if to Sellers, to those addresses and telecopy numbers set forth on Exhibit A hereto:

                       with a  required copy to:

                       Donald J. Schiffer, Esq.

                       3636 Fifth Avenue, Suite 301
                       San Diego, CA  92103
                       Telecopy:  619-699-4857


Notices to the Company shall be addressed in care of Seller before the Closing and in care of Buyer after the Closing. Any party may change the address to which notice (or copies) to it shall be addressed by giving notice of that change to the other parties in accordance with this Section.

        9.4. CURRENCY. All currency references in this Agreement are to United States dollars.

        9.5. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California. Each party consents to the jurisdiction of these courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid in such courts. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        9.6. OFFSET; ASSIGNMENT. Buyer shall be entitled to offset, setoff or recoup from any amounts due to Seller from Buyer under this Agreement or under any Other Agreement against any obligation of Seller to Buyer under this Agreement or under any Other Agreement. This Agreement and all the rights and powers granted by this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement and the rights, interests and obligations under this Agreement may not be assigned by any party without the prior written consent of the other parties, except that Buyer may make such assignments to any Affiliate of Buyer provided that Buyer remains liable under this Agreement.

        9.7. CONSIDERATION; RECITALS; GOVERNING LAW. The parties acknowledge the mutual receipt and sufficiency of valuable consideration for the formation of the legally binding contract represented by this Agreement. That consideration includes all of the representations, warranties, covenants and obligations contained in this Agreement. The recitals set forth [beginning] on page one of this Agreement are incorporated into this Agreement and made a part of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws doctrines.

        9.8. SCHEDULES. The disclosures in the Schedules to this Agreement, and those in any supplement to the Schedules, relate only to the representations and warranties in the Section of the Agreement to which they expressly refer and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in this Agreement and those in the Schedules, the statements in this Agreement will control.

        9.9. AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and signed by the party against whom enforcement of the same is sought. Neither the failure of any party to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations under this Agreement, nor any custom or practice of the parties at variance with the terms of this Agreement, shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter at law, in equity, by statute or otherwise.

        9.10. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Schedules and Exhibits set forth all of the promises, covenants, agreements, conditions and undertakings between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written, among the parties, including the memorandum of understanding dated as of June 28, 2000 by and between the Buyer and the Company and that Non-Disclosure Agreement dated July 3, 2000. Except for the provisions of Sections 7.2 and 7.3 relating to Buyer Indemnitees and Seller Indemnitees, this Agreement is not intended to confer upon any Person other than the parties any rights or remedies under this Agreement.

        9.11. SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any applicable Legal Requirement in any particular respect or under any particular circumstances, then, so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any party, (i) such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and (ii) all other terms, conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible.

        9.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

        The parties, each intending to be legally bound by this Agreement, have executed this Agreement as of the first date identified in the first sentence of this Agreement.

                                      "BUYER"

                                      MRV Communications, Inc.
                                      a Delaware corporation

                                      By:    /s/ Shlomo Margalit
                                             -----------------------------------
                                      Title:  Chairman
                                             -----------------------------------


                                      "COMPANY"

                                      Astroterra Corporation,
                                      a California corporation

                                      By:     /s/ Eric Korevaar
                                             -----------------------------------
                                      Title:
                                             -----------------------------------


                                      "SELLERS"

                                      /s/ Eric Korevaar
                                      ------------------------------------------
                                      Eric Korevaar


                                      The Liu Family Trust

                                      By:    /s/ C.S. Liu
                                             -----------------------------------
                                             C.S. Liu, Trustee

                                      By:    /s/ Emma Liu
                                             -----------------------------------
                                             Emma Liu, Trustee

                                                      *
                                      __________________________________________
                                      Evan Y. Liu and Donna M. Liu

                                      *By:   /s/ C.S. Liu
                                             -----------------------------------
                                             C.S. Liu, Attorney-in-fact

                                                      *
                                      __________________________________________
                                      Ellen A. Liu and Sheldon Furst

                                      *By:   /s/ C.S. Liu
                                             -----------------------------------
                                             C.S. Liu, Attorney-in-fact


                                                      *
                                      __________________________________________
                                      Laura H. Liu and Kenenth D. Pomerantz

                                      *By:   /s/ C.S. Liu
                                             -----------------------------------
                                             C.S. Liu, Attorney-in-fact

                                          /s/ Shiow-Hwa Lin
                                      ------------------------------------------
                                             Shiow-Hwa Lin

                                      Adaptive Broadband Corporation,
                                      formerly named California Microwave, Inc.

                                      By:   /s/ [signature unintelligible]
                                          --------------------------------------

                                             , its  EVP & CFO
                                        -----      -----------------------------

                                          /s/ Harel Hakakha
                                      ------------------------------------------
                                             Harel Hakakha

                                      The Bible Children's Trust

                                      By:  /s/ /s/ [signatures unintelligible]
                                           -------------------------------------
                                             , its Trustee
                                      -------

                                          /s/ Prasanna Adhikari
                                      ------------------------------------------
                                             Prasanna Adhikari

                                          /s/ Isaac Kim
                                      ------------------------------------------
                                             Isaac Kim

                                           /s/ Joseph Koontz
                                      ------------------------------------------
                                             Joseph Koontz


                                           /s/ Carter Moursund
                                      ------------------------------------------
                                             Carter Moursund

                                           /s/ Steven Barrera
                                      ------------------------------------------
                                             Steven Barrera

                                           /s/ Penni Matsueda
                                      ------------------------------------------
                                             Penni Matsueda

                                           /s/ Scott Leibonitz
                                      ------------------------------------------
                                             Scott Leibonitz

                                   EXHIBIT "A"

                                 LIST OF SELLERS



                                                   Number of Shares of     Number of Shares of MRV
Name, Address and Telecopy Number of Seller        Company Stock Held by   Common Stock to be issued
                                                   Seller                  to Seller
------------------------------------------------------------------------------------------------------
Eric Korevaar*                                     3,259,206               491,468
The Liu Family Trust*                              1,010,000               152,302
Evan Y. Liu and Donna M. Liu*                      330,000                 49,762
Ellen A. Liu and Sheldon Furst*                    330,000                 49,762
Laura H. Liu and Kenneth D. Pomerantz*             330,000                 49,762
Shiow-Hwa Lin*                                     1,500,000               226,191
Adaptive Broadband Corporation,
formerly named California Microwave, Inc.*         1,226,316               184,921
Harel Hakakha*                                     150,646                 22,717
The Bible Children's Trust*                        150,000                 22,620
Prasanna Adhikari*                                 121,735                 18,357
Isaac Kim*                                         116,472                 17,564
Joseph Koontz*                                     116,645                 17,590
Carter Moursund*                                   116,500                 17,568
Steven Barrera*                                    75,000                  11,310
Penni Matsueda*                                    110,000                 16,588
Scott Leibowitz*                                   125,000                 18,850

*10343 Roselle Street
  San Diego, CA 92121
  Telecopy:  (858) 792-8503

                                   EXHIBIT "B"

                              FINANCIAL STATEMENTS

                                   EXHIBIT "C"

                  ARRANGEMENT WITH WESTHILL CAPITAL CORPORATION

        On the Closing Date, the Buyer shall issue to Westhill Capital Corporation ("WCC") that number of shares of the Common Stock of Buyer equal to five percent (5%) of the total number of MRV Shares issued to the Sellers. If any Additional Shares are issued to the Sellers, the Buyer shall issue WCC 5% of such Additional Shares on the date of issuance thereof. Such shares issued to WCC shall be subject to registration further to that Registration Rights Agreement attached hereto as Exhibit D. By the execution of this Exhibit C each of the Buyer, the Company and WCC acknowledges that the issuance and registration of such shares shall be instead of any fee contemplated by that consulting agreement between WCC and the Company dated June 9, 2000 and each party hereby acknowledges and agrees that said consulting agreement shall be without further force and effort as of the Closing Date (except as to portion of Section 8 thereof).

        Acknowledged and Agreed as to this Exhibit C as of the date of the Agreement.

                                              MRV Communications, Inc.
                                              a Delaware corporation
                                              By: ______________________________
                                              Its:  ____________________________

                                              Astroterra Corporation
                                              a California corporation
                                              By: ______________________________
                                              Its:  ____________________________

                                              Westhill Capital Corporation
                                              a Delaware corporation
                                              By: ______________________________
                                              Its:  ____________________________

                                   EXHIBIT "D"

                          REGISTRATION RIGHTS AGREEMENT

                                TABLE OF CONTENTS


Article I.      The Sale and Purchase Transaction....................................2
   1.1.         Sale and Purchase of Shares..........................................2
   1.2.         Purchase Price.......................................................2
   1.3.         Payment..............................................................3
   1.4.         Purchase Price Adjustment............................................3
   1.5.         Option Issuance......................................................3
Article II.     Closing; Conditions to Closing; Termination..........................4
   2.1.         Closing..............................................................4
   2.2.         Conditions Precedent to Obligation of Buyer..........................4
                  (a)     Representations and Warranties.............................4
                  (b)     Agreements.................................................4
                  (c)     Litigation.................................................4
                  (d)     No Material Adverse Change.................................4
                  (e)     Closing Certificate........................................5
                  (f)     Required Authorizations....................................5
                  (g)     Due Diligence..............................................5
                  (h)     Closing Documents..........................................5
                  (i)     Employees..................................................5
                  (j)     Options and Warrants.......................................5
   2.3.         Conditions Precedent to Obligation of Seller.........................5
                  (a)     Representations and Warranties.............................5
                  (b)     Agreements.................................................6
                  (c)     Litigation.................................................6
                  (d)     Closing Certificate........................................6
                  (e)     Required Authorizations....................................6
                  (f)     Closing Documents..........................................6
                  (g)     Options....................................................6
   2.4.         Deliveries and Proceedings at Closing................................6
                  (a)     Deliveries by Seller.......................................6
                  (b)     Deliveries by Buyer........................................7
   2.5.         Termination Prior to Closing.........................................8
                  (a)     Events of Termination......................................8
                  (b)     Consequences of Termination................................8
   2.6.         Fulfillment of Conditions and Agreements Prior to Closing;
                Required Authorizations..............................................9
ARTICLE III.    Certain Covenants....................................................9
   3.1.         Conduct of Business Pending the Closing..............................9
                  (a)     Ordinary Course; Compliance................................9
                  (b)     Transactions...............................................9
                  (c)     Access, Information and Documents.........................10

   3.2.        Certain Tax Matters.............................................10
                 (a)     Tax Returns and Payment of Taxes for Periods Through
                         the Closing Date......................................10
                 (b)     Carrybacks............................................10
                 (c)     Mutual Cooperation....................................10
   3.3.        Publicity.......................................................10
   3.4.        Confidentiality.................................................11
   3.5.        Notification; Related Party Debts...............................11
   3.6.        Exclusivity.....................................................11
Article IV.    Representations and Warranties of Significant Sellers and
               the Company.....................................................11
   4.1.        Organization; Qualification.....................................12
   4.2.        Authorization; Enforceability...................................12
   4.3.        No Violation of Laws or Agreements; Required Authorizations.....12
   4.4.        Shares; Capitalization..........................................13
   4.5.        Subsidiaries and Investments....................................13
   4.6.        Records; Financial Information..................................14
                 (a)     Records...............................................14
                 (b)     Financial Statements..................................14
   4.7.        Undisclosed Liabilities.........................................15
   4.8.        No Changes......................................................15
   4.9.        Taxes...........................................................16
                 (a)     Tax Returns; Payment..................................16
                 (b)     Withholding...........................................16
                 (c)     Assessments; Audits...................................16
                 (d)     Other Matters.........................................17
   4.10.         Inventory.....................................................17
   4.11.         Receivables...................................................17
   4.12.         Condition of Assets; Title; Business..........................18
   4.13.         Legal Proceedings.............................................18
   4.14.         Contracts; Compliance.........................................18
   4.15.         Governmental Approvals........................................19
   4.16.         Compliance with Legal Requirements............................20
   4.17.         Real Property.................................................20
   4.18.         Transactions With Related Parties.............................21
   4.19.         Labor Relations...............................................21
   4.20.         Products Liability; Warranties; Insurance.....................22
   4.21.         Intellectual Property Rights..................................22
                 (a)     Identification; Validity; Etc.........................22
                 (b)     Patents; Trademarks; Copyrights; Trade Secrets........23
                 (c)     Employees.............................................23
                 (d)     Year 2000 Compliance..................................23

   4.22.         Employee Benefits................................................23
                 (a)     Company Plans............................................23
                 (b)     Company Group Matters; Funding...........................24
                 (c)     Compliance...............................................24
                 (d)     Qualified Plans..........................................24
                 (e)     Defined Benefit Plans....................................24
                 (f)     Multiemployer Plans......................................25
                 (g)     Prohibited Transactions; Fiduciary Duties;
                         Post-Retirement Benefits.................................25
   4.23.         Environmental Matters............................................25
                 (a)     Compliance; No Liability.................................25
                 (b)     Treatment; CERCLIS.......................................25
                 (c)     Notices; Existing Claims; Certain Regulated Materials;
                         Storage Tanks............................................26
                 (d)     Reports.  The............................................26
   4.24.         Certain Payments.................................................26
   4.25.         Customer Relations...............................................27
   4.26.         Finders'Fees; No Existing Discussions............................27
   4.27.         Disclosure.......................................................27
Article V.       Representations and Warranties of Sellers........................27
   5.1.          Authorization....................................................27
   5.2.          Investment.......................................................28
   5.3.          Experience.......................................................28
   5.4.          Transfer or Resale...............................................28
   5.5.          Legend...........................................................28
Article VI.      Representations and Warranties of Buyer..........................29
   6.1.          Organization.....................................................29
   6.2.          Authorization; Enforceability....................................29
   6.3.          No Violation of Laws or Agreements; Required Authorizations......29
   6.4.          Registration.....................................................29
   6.5.          Finders'Fees.....................................................29
Article VII.     Survival Of Representations; Indemnification.....................30
   7.1.          Survival of Representations......................................30
   7.2.          Indemnification by Seller........................................30
   7.3.          Indemnification by Buyer.........................................31
   7.4.          Notice of Claims.................................................31
   7.5.          Third-Party Claims...............................................32

Article VIII.        Definitions; Construction.............................32
   8.1.              Definitions...........................................32
   8.2.              Construction..........................................39
Article IX.          Miscellaneous.........................................39
   9.1.              Costs and Expenses....................................39
   9.2.              Further Assurances....................................39
   9.3.              Notices...............................................39
   9.4.              Currency..............................................40
   9.5.              Jurisdiction; Service of Process......................40
   9.6.              Offset; Assignment....................................41
   9.7.              Consideration; Recitals; Governing Law................41
   9.8.              Schedules.............................................41
   9.9.              Amendment and Waiver; Cumulative Effect...............41
   9.10.             Entire Agreement; No Third-Party Beneficiaries........41
   9.11.             Severability..........................................41
   9.12.             Counterparts..........................................42

   Exhibits

   Exhibit A - List of Sellers
   Exhibit B - Financial Statements
   Exhibit C - Arrangement with Westhill Capital Corporation
   Exhibit D - Registration Rights Agreement